EXHIBIT 10.58
[ * ] DENOTES EXPURGATED INFORMATION
CONTRACT OF SALE
Between
DIAGEO NORTH AMERICA, INC.,
as Seller
and
BOSTON BEER CORPORATION,
as Buyer
Dated: August 1, 2007
Premises:
7880 Penn Drive
Breinigsville, PA

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EXHIBITS
A – Description of the Land and Exceptions to Title
B – Survey
C – Excluded Equipment and Property
D – Operating Agreements
E – Transition Plan
F – [Intentionally Omitted]
G – Form of Bill of Sale
H – Packaging Services Agreement
I – Confidentiality Agreement
J – Solicitation of Key Employees
K – Asset Listing
L – Form of Deed
M – Form of Assignment and Assumption of Contracts

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THIS AGREEMENT (the “Agreement”) dated August 1, 2007 (the “Effective Date”), between DIAGEO NORTH AMERICA, INC., f/k/a Guinness UDV North America, Inc. (“Seller”), a Connecticut corporation having an office at 801 Main Avenue, Norwalk, CT 06851, and BOSTON BEER CORPORATION (“Buyer”), a Massachusetts corporation having an office at One Design Center Place, Suite 850, Boston, MA 02210.
WITNESSETH:
Seller and Buyer, in consideration of the mutual covenants herein contained, intending to be legally bound, hereby covenant and agree as follows:
ARTICLE 1
Description of Premises.
Section 1.1 Description of Premises Seller shall sell to Buyer, and Buyer shall purchase from Seller, at the price and upon the terms and conditions set forth in this Agreement:
(a) the parcel of land (herein called the “Land”) located at 7880 Penn Drive in the Town of Breinigsville, County of Lehigh and Commonwealth of Pennsylvania, described on Exhibit A hereto. The Land is more particularly shown on a survey entitled “BOUNDARY SURVEY PLAN SHOWING LANDS OF PABST BREWING COMPANY, A DELAWARE CORPORATION LOCATED IN UPPER MACUNGIE TOWNSHIP, LEHIGH COUNTY, PA PREPARED FOR GUINNESS UDV NORTH AMERICA, INC.,” dated December 4, 2001 and prepared by The Pidcock Company, Allentown, PA. A copy of said survey is attached hereto as Exhibit B, and same shall be herein called the “2001 Survey”;
(b) all buildings and improvements situated on the Land (collectively, the “Building”);
(c) the freestanding monument sign (the “Sign”) located on a parcel of land adjacent to the Land;
(d) all fixtures, furniture, machinery, equipment and personal property, including spare parts and supplies, located in the Building or on the Land as are, or at Closing will be, owned by Seller, including all assets listed on the Asset Listing (attached hereto as Exhibit K) as of the Effective Date and any assets purchased prior to Closing (collectively, the “Equipment”), except as specified on the list of Excluded Equipment and Property attached hereto as Exhibit C (collectively, the “Excluded Equipment”);

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(e) all right, title and interest of Seller, if any, in and to any easements or rights of way appurtenant to the Land and the land lying in the bed of any railway, street, or highway in front of or adjoining the Land and all other appurtenances to the Land and Building (collectively, the “Appurtenances”);
(f) all right, title and interest of Seller in and to the Operating Agreements (as hereinafter defined), to the extent assignable;
(g) all right, title and interest of Seller in and to all warranties, guaranties, permits and licenses relating to the Appurtenances and Equipment, to the extent assignable; and
(h) all assets from any Seller Employee Benefit Plan attributable to Transferred Employees (as hereinafter defined) that is a flexible spending plan governed by section 125 of the Code.
The Land, the Building, the Equipment, the Appurtenances, the Operating Agreements, and the other items described in Section 1.1 are hereinafter collectively referred to as the “Premises”. For the avoidance of doubt, the Premises do not include any intellectual property owned by the Seller or any of its affiliates, and except as expressly provided in Section 9.1 of the Packaging Services Agreement (as hereinafter defined), nothing in this Agreement shall transfer any right, title or interest in or to any intellectual property owned by the Seller or any of its affiliates to the Buyer, but shall specifically include the right to use and to operate the Premises as configured and delivered to Buyer on the Closing Date.

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ARTICLE 2
Purchase Price, Acceptable Funds and Escrow of Deposit.
Section 2.1 Purchase Price. The purchase price (the “Purchase Price”) to be paid by Buyer to Seller for the Premises is Fifty-Five Million Dollars ($55,000,000), payable in accordance with the provisions herein as follows:
(a) One Million Dollars ($1,000,000) (the “Initial Deposit”) by wire transfer or by check, subject to collection, to be held in an interest-bearing account (the “Escrow Account”) by First American Title Insurance Company (the “Escrow Agent”) pursuant to the provisions of Section 2.4 herein, delivered simultaneously with the execution of this Agreement;
(b) Nine Million Dollars ($9,000,000) (the “Additional Deposit”) shall be paid to the Escrow Agent not later than 5:00 p.m. local time at the Premises on the last day of the Due Diligence Period (as hereinafter defined) to be held in the Escrow Account pursuant to the provisions of Section 2.4 herein, unless Buyer has previously terminated this Agreement pursuant to and in accordance with the provisions below; and
(c) The balance of the Purchase Price shall be paid at the Closing (as hereinafter defined), which shall not take into account any Accrued Interest paid to Seller at the Closing pursuant to Section 2.5.
Section 2.2 Adjustment of Cash. The cash payment required at the Closing pursuant to Section 2.1(c) will be increased or decreased, as the case may be, to account for all items to be apportioned.
Section 2.3 Acceptable Funds. All monies payable under this Agreement, unless otherwise specified herein, shall be paid by immediately available funds, either wired to an account designated by Seller or as otherwise specified by Seller, in either case not less than three (3) business days prior to the date of payment.

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Section 2.4 Escrow of Deposit. The Initial Deposit and the Additional Deposit (collectively, the “Deposit”) shall be delivered to the Escrow Agent and, if paid by check or checks, shall be subject to collection. The Escrow Agent shall hold the proceeds thereof in escrow until the Closing or earlier termination of this Agreement and shall pay over or apply the Deposit in accordance with the terms of this Agreement.
(a) Except as otherwise provided herein, if for any reason the Closing does not occur and either party makes a written demand upon the Escrow Agent for payment of such amounts, the Escrow Agent shall give written notice to the other party of such demand. If the Escrow Agent does not receive a written objection from the other party to the proposed payment within five (5) business days after the receipt of such notice by the other party, the Escrow Agent is hereby authorized to make such payment. If the Escrow Agent does receive such written objection within such five (5) business day period, the Escrow Agent shall continue to hold the Deposit and the Accrued Interest (as hereinafter defined) until otherwise directed by joint written instructions from Seller and Buyer or a final judgment of a court of competent jurisdiction.
(b) The parties acknowledge that the Escrow Agent is acting solely as a stakeholder at their request and for their convenience, and that the Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith, in willful disregard of this Agreement or involving negligence. Seller and Buyer shall jointly and severally indemnify, defend and hold the Escrow Agent harmless from and against all costs, claims and expenses, including reasonable counsel fees, incurred in connection with performance of the Escrow Agent’s duties hereunder, except with respect to actions or omissions taken or suffered by the Escrow Agent in bad faith or negligently, in willful disregard of this Agreement or involving gross negligence on its part.
(c) The Escrow Agent has acknowledged acceptance of these provisions by signing in the place indicated on the signature page of this Agreement.

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Section 2.5 Interest on the Deposit. Except as otherwise expressly provided herein, the interest earned on the Deposit (the “Accrued Interest”) shall be divided evenly between the Buyer and Seller at the Closing, or at such other time that the Deposit is paid pursuant to this Agreement, to the party receiving the Deposit. For all tax purposes, the Deposit shall be treated as equally owned by the Buyer and Seller (and their successors), so that all interest or other income earned from the investment of the Deposit before release to the party receiving the Deposit shall be considered for tax purposes to be income in equal parts of the Buyer and Seller (or their successors) and the Escrow Agent shall report such interest or other income consistently therewith.
Section 2.6 Allocation.
(a) Buyer shall have an appraisal of the Land and the Building prepared by an independent appraiser of its choice (at Buyer’s sole cost and expense) and shall deliver such appraisal to Seller within sixty (60) days after the Effective Date. Seller shall have thirty (30) days after receipt thereof to review and deliver comments to Buyer regarding such proposed appraisal. If Seller objects in writing to the proposed appraisal prior to the end of such 30-day period, then Buyer and Seller shall negotiate in good faith to resolve such differences. In the event agreement cannot be reached within thirty (30) days after the date on which Seller objects in writing to Buyer’s proposed appraisal, then the amount of the Purchase Price to be allocated to the Land and the Building shall be determined by an independent appraiser mutually acceptable to both Buyer and Seller, the fees and expenses of which shall be shared equally by Buyer and Seller, and such determination shall be final and binding on both Buyer and Seller. The amount of the Purchase Price to be allocated to the Land and the Building as finally determined pursuant to this Section 2.6(a) shall be referred to herein as the “Final Fixture Allocation” and the date on which such amount is finalized is referred to as the “Final Fixture Allocation Date.”

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(b) The Parties agree to determine in good faith whether an allocation of the Purchase Price is necessary for tax or other purposes in good faith. If it is determined that such allocation is necessary, then Seller shall prepare and deliver to Buyer a proposed allocation of the Purchase Price (and all other capitalized costs) among the acquired assets in accordance with Section 1060 of the Internal Revenue Code of 1986, as amended, and the Treasury regulations thereunder (and any similar provision of state, local or foreign law, as appropriate), within twenty (20) days after the Final Fixture Allocation Date, which allocation shall reflect the Final Fixture Allocation. Buyer shall have forty-five (45) days after receipt to review and comment upon the allocation. If Buyer objects in writing to Seller’s proposed allocation prior to the end of such 45-day period (which objection may not be to the Final Fixture Allocation), then Buyer and Seller shall negotiate in good faith to resolve such differences. If Buyer does not object to Seller’s proposed allocation or, following any objection by Buyer, Buyer and Seller are able to agree on an allocation, then Seller and Buyer and their respective affiliates shall report, act, and file tax returns (including, but not limited to Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such agreed allocation, and in any case Buyer and Seller shall report, act and file tax returns in all respects and for all purposes consistent with the Final Fixture Allocation. No more than thirty (30) days prior to the Closing, Buyer shall have the right to perform a bring-down of the appraisal of the Land and the Building (at Buyer’s sole cost and expense) to be performed by the independent appraiser that prepared the appraisal that was the basis for the Final Fixture Allocation. If such bring-down appraisal indicates that the value of the Land and the Building has changed from the Final Fixture Allocation, then such updated amounts shall become the Final Fixture Allocation for all purposes hereof. The Seller, in consultation with Buyer, shall make any necessary revisions to the allocation between the Effective Date and the Closing Date, including any revisions to the allocation required by a change in the Final Fixture Allocation as provided above. Neither Seller nor Buyer shall take any tax position (whether in tax audits or tax returns) that is inconsistent with such allocation unless required to do so by applicable law; however, in the event that Buyer and Seller are unable to agree on an allocation of the Purchase Price, then Buyer and Seller can proceed to prepare their own allocations and this Agreement will not be construed as requiring Buyer and Seller to use a single agreed allocation except with respect to the Final Fixture Allocation. This Section 2.6 shall survive the Closing.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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ARTICLE 3
Due Diligence; the Closing.
Section 3.1 Due Diligence Period.
(a) Commencing prior to or promptly after the Effective Date and proceeding diligently thereafter, Buyer shall complete its due diligence with respect to the Seller’s ownership, operation, and maintenance of the Premises, including, without limitation, engineering studies, structural testing and studies, equipment condition evaluations including bacterial testing of pipes and tanks, evaluation and resolution of any water and wastewater treatment issues, review of Operating Agreements and permits, and environmental site tests and similar inspections (other than title examination which shall be governed by Article 4 of this Agreement), which studies, inspections and tests may include, without limitation, structural testing, environmental, health and safety compliance assessment, and a Phase I Environmental Site Assessment in accordance with ASTM Standards E1527-05 (“Phase I”). If Buyer determines in good faith that environmental sampling or analysis of the Premises, including, without limitation, any sampling or analysis of soil, groundwater, surface water, emissions or waste streams, indoor or outdoor air or building materials (“Phase II”), is necessary, Buyer shall provide Seller with a detailed scope of work for such environmental sampling or analysis. Within five (5) business days of receipt of such scope of work, Seller shall inform Buyer whether Seller will consent to such sampling or analysis or any part thereof to occur at the Premises, such consent not to be unreasonably withheld. If Buyer performs either a Phase I or Phase II, Buyer shall obtain insurance in accordance with Section 3.1(b). Buyer shall give reasonable prior notice to Seller of any tests, inspections or other studies that will be done at the Premises in connection with Buyer’s due diligence and Seller shall have the right to have a representative present during such tests, inspections or other studies. All inspection fees, appraisal fees, engineering fees, legal costs, and other expenses of any kind incurred by Buyer relating to such due diligence will be solely Buyer’s expense. Other than as stated above, Buyer will not perform inspections, examinations or testing that is destructive or invasive of the Premises. In conducting any due diligence hereunder, except as may be required by applicable law, Buyer will treat, and will require any representative of Buyer to

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treat, all information obtained by Buyer or Buyer’s representatives pursuant to the terms of this Agreement as strictly confidential and will not use such information for any purpose other than the evaluation of the Premises, except as may be required by law. Although Buyer may search the applicable public records in connection with the inspections and examinations referred to above, or in order to ascertain or confirm the quality of title to the Premises, Buyer shall not under any circumstances cause the Premises to be inspected by any governmental authority prior to Closing, except as may be required by law. Buyer agrees to indemnify, defend and save and hold harmless Seller, and Seller’s representatives, contractors, directors, officers, agents and employees (collectively, the “Seller Indemnitees”) of, from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including without limitation reasonable attorneys’ fees and court costs) incurred by, sustained by or threatened against the Seller Indemnitees, or any one or more of them, which result from or arise out of any due diligence performed by or at the direction or for the account of Buyer or Buyer’s representatives, except to the extent of Seller’s negligence or willful misconduct, and except that this indemnity shall not apply to the cost of remediation or other action to correct any problem discovered in the course of such diligence, if Buyer elects to terminate this Agreement pursuant to Section 3.1(c). This indemnity shall survive the Closing or any termination of the Agreement.
(b) Buyer’s inspections and examinations of the Premises and any entrance onto the Premises must be coordinated with and reasonably approved by Seller. Buyer shall cause minimum disturbance to the Premises, shall return the Premises to the same condition that existed prior to such entry and shall indemnify, defend and save and hold harmless the Seller Indemnitees of, from and against any and all injuries, losses, liens, claims, judgments, liabilities, costs, expenses or damages (including without limitation reasonable attorneys’ fees and court costs) incurred by, sustained by or threatened against the Seller Indemnitees, or any one or more of them, which result from or arise out of such entry, excepting only damage resulting from Seller’s negligence or willful misconduct, casualty, and ordinary wear and tear. Notwithstanding the foregoing, prior to entry upon the Premises, Buyer shall obtain and shall cause its contractors to obtain (and shall deliver certificates evidencing such insurance to Seller), public liability and property damage insurance reasonably satisfactory to Seller insuring Buyer and Seller against any liability, arising out of any entry or inspections of the Premises pursuant to the provisions hereof. Buyer shall repair any damage to the Premises caused by Buyer, its employees, agents and contractors with respect to such inspections and examinations, excepting only damage resulting from Seller’s negligence or willful misconduct, casualty, and ordinary wear and tear. The foregoing indemnity shall survive the Closing or any termination of the Agreement.

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(c) If Buyer shall not be satisfied, in its sole and absolute discretion, with the results of such due diligence or for any other reason or for no reason, then Buyer, in its sole and absolute discretion, may terminate this Agreement by notice to Seller on or before 5:00 p.m. local time at the Premises on the ninetieth (90th) day after the Effective Date or on such later date pursuant to Section 3.1(f) (the “Due Diligence Period”). If Buyer fails to terminate this Agreement by written notice on or before the expiration of the Due Diligence Period as may be extended pursuant to Section 3.1(f), then this Agreement shall remain in effect and the Closing shall occur as provided for in Section 3.2 hereof unless this Agreement is earlier terminated pursuant to the terms hereof. Notwithstanding the foregoing, the Buyer shall have the right, at Buyer’s sole cost and expense, to obtain a title bring-down and update the survey Buyer obtains during the Due Diligence Period for the Premises at any time between sixty (60) and thirty (30) days prior to the Closing Date in order to determine the existence of any new title exceptions, excepting those customarily removed by a title company at Closing, those specified in Section 4.1, or those previously raised, consented to or approved by Buyer, created from and after the expiration of the Due Diligence Period. In the event that title to the Premises includes any new title exceptions, excepting those customarily removed by a title company at Closing, those specified in Section 4.1 or those previously raised, consented to or approved by Buyer, created from and after the expiration of the Due Diligence Period, Buyer shall have the option to give Seller written notice of its objections on or prior to thirty (30) days prior to the Closing Date. If Buyer does so notify Seller of such objections, Seller shall have until the Closing Date to cure such objections or to locate a title insurance company licensed to do business in Pennsylvania, which shall insure over such objections for and at the commercially reasonable expense of Seller. If Seller shall accomplish same on or prior to the Closing Date and shall be able to convey title in accordance with the terms of this Agreement,

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the Closing shall then occur so long as this Agreement is not otherwise terminated pursuant to the terms hereof. If Seller shall not accomplish same within such period, no later than the business day immediately prior to the Closing Date, Buyer shall elect either (x) to accept a deed to the Premises conveying such title as Seller can give in accordance with all of the other provisions of this Agreement upon payment of the Purchase Price without reduction; or (y) to terminate this Agreement, effective as of the Closing Date. If Buyer shall not make an election to terminate this Agreement pursuant to Section 3.1(c)(y) above, then Buyer shall be deemed to have elected alternative (x) above. Upon termination of this Agreement pursuant to Section 3.1(c)(y) above, Escrow Agent shall promptly return the Deposit and Accrued Interest to Buyer pursuant to Section 2.4 and neither party shall have any further liability to the other hereunder except that which expressly survives the early termination hereof.
(d) If Buyer shall terminate this Agreement on or before the expiration of the Due Diligence Period for one or more of the following reasons:
i. Despite its commercially reasonable efforts, Buyer is not able to reach an agreement in principle for the long-term provision of potable water from the Lehigh County Authority to support Buyer’s requirements for its brewery operations;
ii. Despite its commercially reasonable efforts, Buyer is not able to reach an agreement in principle for the long-term provision of wastewater treatment with economics reasonably acceptable to Buyer to support Buyer’s requirements for its brewery operations;
iii. The results of the environmental site inspections are not reasonably acceptable to Buyer;
iv. The results of the bacterial tests and results of the inspections of the piping and tanks on the Premises are not reasonably acceptable to Buyer;
v. Existing Operating Agreements material to the operation of the brewery in its current condition are not assignable to Buyer, and Buyer is unable to secure reasonable replacement agreements suitable for the operation of the facility;

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vi. If, after the receipt of an independent estimate for the replacement or repair of the roof on the brewhouse section of the Building, Buyer reasonably determines that the cost of such replacement or repair of the roof will exceed [ * ];
vii. The results of the structural engineering inspection (excluding the condition of the brewhouse roof referenced in Section 3.1(d)(vi) above) are not reasonably acceptable to Buyer; or
viii. If, after review of information pertaining to employment-related claims against Seller by Seller’s employees working at the Premises, Buyer reasonably determines that its financial exposure after the Closing (excluding any severance and indemnification costs described in Section 15.3 herein) with respect to such claims will exceed [ * ], then, notwithstanding anything to the contrary herein contained, upon Escrow Agent’s receipt of written notice from Buyer stating the reasons for such termination, the Escrow Agent shall, in accordance with Section 2.4, return the Initial Deposit plus Accrued Interest to Buyer. If Buyer shall terminate the Agreement for any other reason, then the Escrow Agent shall, in accordance with Section 2.4, pay the Initial Deposit plus Accrued Interest to Seller. Upon the return or payment of the Initial Deposit and Accrued Interest, this Agreement shall be terminated and neither party shall have any further liability to the other hereunder except with respect to those provisions which expressly survive the termination of this Agreement. Notwithstanding anything to the contrary herein, if Buyer shall not have entered into an agreement in principle for the long-term provision of wastewater treatment with economics reasonably acceptable to Buyer to support Buyer’s requirements for its brewing operations on or prior to [ * ], despite using its commercially reasonable efforts to do so, then Buyer may terminate this Agreement on or prior to [ * ] by delivering notice thereof to Seller upon which the Escrow Agent shall, in accordance with Section 2.4, deliver to Seller (X) the Initial Deposit with the Accrued Interest thereon plus (Y) either (a) [ * ] if this Agreement is terminated by Buyer between the date of expiration of the Due Diligence Period and [ * ], (b) [ * ] if this Agreement is terminated by Buyer between [ * ] and [ * ], or (c) [ * ] if this Agreement is terminated by Buyer from and after [ * ], together with Accrued Interest on such amount determined under clause (Y) above (the “Wastewater Termination Fee”), and return to Buyer the Deposit with the Accrued Interest thereon less the Wastewater Termination Fee, and neither party shall have any further liability to the other hereunder except with respect to those provisions which expressly survive the termination of this Agreement.

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(e) Buyer shall have the right to conduct a final “walk through” inspection of the Premises no less than 10 business days prior to the Closing to confirm that the condition of the Premises is substantially the same as it was as of the end of the Due Diligence Period, ordinary wear and tear and casualty excepted. If during the course of such inspection Buyer discovers that the condition of the Premises is not substantially the same as it was as of the end of the Due Diligence Period, ordinary wear and tear and casualty excepted, Buyer shall promptly provide notice of such deficiencies (an “Inspection Notice”) to Seller, and, subject to Seller making the election in the following sentence, Seller shall, at its expense, make any repairs reasonably necessary to restore the Premises to the required condition and, to the extent necessary, the Closing shall be deferred until such restoration is completed. Notwithstanding the foregoing, if the amount of capital investment required to be made in order to repair any deficiencies set forth in an Inspection Notice is in excess of [ * ] per project (other than as may be necessary to keep the Equipment and Building operating at the same capacity and efficiency levels as prevailed on the Effective Date, to maintain spare parts, to maintain or prevent decrease in the operational useful life of the Premises subject to casualty and ordinary wear and tear, or as may be necessary for Seller to ensure its production of its products), then Seller shall have the option to make such repairs, but if Seller opts not to make such repairs then Seller shall not be required to make such repairs and Buyer may either (i) proceed to Closing, in such case Buyer shall be deemed to have accepted the Premises with such unrepaired deficiencies and there shall be no reduction in the Purchase Price or (ii) terminate this Agreement (except for such provisions herein that expressly survive termination hereof) and the Escrow Agent shall, in accordance with Section 2.4, return the Deposit plus the Accrued Interest to Buyer.

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(f) Buyer’s requests for due diligence materials shall be handled as follows:
(1) As soon as reasonably practicable following the Effective Date, but in no event later than the fifth (5th) business day following the Effective Date, Buyer shall provide Seller with a reasonable request list of due diligence materials (the “Due Diligence Request”), which may include requests for (i) materials, books, records, leases, contracts, easements, financial statements, Operating Agreements, actual utility bills, surveys, floor plans, warranties, documents relating to pending lawsuits, permits, licenses, documents relating to the water treatment plant, and all other documents in Seller’s files or Seller’s agents or contractor’s files, in each case relating solely to Seller’s ownership, operation, and maintenance of the Premises and (ii) subject to applicable legal restrictions relating to privacy and confidentiality, any and all agreements, policies, employee benefit plans, description of Seller’s employment practices, employee handbooks, employee census data, pending or threatened claims asserted by or on behalf of any of Seller’s employees, employment and medical records and any other employment-related information reasonably requested by Buyer, all concerning Seller’s employees working exclusively at the Premises. Seller shall provide (in hard copy or electronically via email) all materials reasonably responsive to the Due Diligence Request on or prior to the twentieth (20th) business day following receipt of the Due Diligence Request by Seller (the “Response Period”).
(2) If following the expiration of the Response Period Seller discovers that there are additional materials that are reasonably responsive to the Due Diligence Request but were not provided to Buyer during the Response Period, then Seller shall provide such materials to Buyer as promptly as reasonably practicable following the discovery thereof. If additional materials, the content of which is material to Buyer’s operation of the Premises following the Closing, are provided to Buyer pursuant to the immediately preceding sentence, then the Due Diligence Period shall be extended by a number of days, if any, such that the Due Diligence Period shall expire no earlier than the twentieth (20th) business day following the date such material information is provided by Seller to Buyer.

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(3) Buyer shall have the right to make “follow-up” due diligence requests from time to time during the Due Diligence Period and Seller shall provide all materials reasonably responsive to such follow-up requests as soon as is reasonably practicable following receipt of such request, provided that, except as set forth in the following sentence, the Due Diligence Period shall not be extended for any reason as a result of any such follow-up diligence request or the period of time taken by Seller to respond thereto. Notwithstanding the proviso at the end of the previous sentence, if the materials that are the subject of any follow-up due diligence request are other documents or materials, the content of which is material to Buyer’s operation of the Premises following the Closing (“Additional Referenced Documents”), referenced in any materials previously provided by Seller to Buyer pursuant to this Section 3.1 (“Initially Provided Documents”), and it is reasonable that Seller should have such Additional Referenced Documents in its possession, then the Due Diligence Period shall be extended by a number of days, if any, such that the Due Diligence Period shall expire no earlier than the thirty-fifth (35th) business day following the date on which the Initially Provided Document that references the Additional Referenced Documents was provided to Seller, such number of days to be increased on a day-for-day basis for each day past the fifth (5th) business day following the receipt by Seller of Buyer’s follow-up diligence request for such Additional Referenced Document(s) that Seller provides such requested documents to Buyer.
Section 3.2 Date, Place and Time of Closing. Except as otherwise provided in this Agreement, unless this Agreement is terminated pursuant to the terms hereof, the transfer of title to the Premises pursuant to this Agreement (the “Closing”) shall occur on June 2, 2008 or such other date on which the Closing is to occur as expressly provided for in this Agreement (the “Closing Date”). The Closing shall be held at the offices of Seller’s counsel, Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, PA 19103, commencing at 10:00 A.M. on the Closing Date, or at such other place and/or earlier date as the parties may hereafter agree. Counsels for Seller and Buyer are hereby respectively authorized to execute an agreement or agreements on behalf of the parties confirming or adjourning the Closing Date.
Section 3.3 Seller’s Obligations Prior to Closing. Seller covenants that during the Applicable Period (as defined below), Seller shall:
(a) Operate the Premises in substantially the same manner as Seller has previously been operating the Premises, including payment of all utility, tax, service, payroll and other bills received that are due and payable prior to the Closing Date in connection with the operation of the Premises and maintain and keep the Premises in good repair and working condition, ordinary wear and tear and casualty excepted subject to the provisions of Section 10.1;

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(b) Maintain until the Closing Date the property and general liability insurance policy or policies presently in force with respect to the Premises, including workmen’s compensation insurance, or the insurance equivalent in amount and coverage;
(c) Not enter into or renew any contract which would become the obligation of Buyer after the Closing, or grant any title encumbrance on the Land, without the prior written consent of Buyer;
(d) Not remove any Equipment from the Premises except as provided in Section 10.2 hereof;
(e) Not terminate any material Operating Agreement unless Buyer has either (i) consented to such termination, or (ii) failed to give written notice of Buyer’s refusal so to consent within five (5) days after Seller gives Buyer written notice of Seller’s intention to terminate such agreement. Buyer agrees not to unreasonably withhold, condition or delay such consent;
(f) (1) Not enter any new lease or (2) occupancy agreement of any kind relating to any portion of the Building which is vacant on the Effective Date or which may hereafter become vacant, unless in each case Buyer has either (i) approved such lease in writing, or (ii) failed to give written notice of Buyer’s election not to approve such lease within five (5) days after Seller gives Buyer (x) written notice of the identity of the proposed tenant, together with such financial and other information about the proposed tenant as Buyer may reasonably require, and (y) written notice of the general terms of the proposed lease; and
(g) Promptly notify Buyer of the receipt by Seller of, and deliver to Buyer a copy of, any written (i) notice from any federal, state or local government, agency, authority, board, commission, department or instrumentality relating to the compliance of the Premises with any applicable law, code, ordinance, rule or regulation or (ii) alleged violation of any law or regulation relating to, or claim asserted by, any employee of the Seller.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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For the purposes of this Section 3.3, “Applicable Period” shall mean (i) in the case of Sections 3.3(a), (b), (d) and (g), the period beginning on the Effective Date and ending on the Closing Date and (ii) in the case of Sections 3.3(c), (e) and (f), the period beginning on the date following the date of expiration of the Due Diligence Period and ending on the Closing Date. Notwithstanding the foregoing, Seller shall not be in breach of this Section 3.3 to the extent that such failure to be in compliance is as a result of any actions, activities or omissions by Buyer or on behalf of Buyer.
ARTICLE 4
Acceptable Title and Clearing Title.
Section 4.1 Acceptable Title. Seller shall convey to Buyer at Closing good and marketable title to the Premises free from all encumbrances, subject only to the exceptions specified in Exhibit A and to the following:
(a) any restrictions or limitations imposed or to be imposed by governmental authority, including the zoning and planning rules and regulations of Upper Macungie Township, PA;
(b) real estate, or school or other taxes in the nature of a property tax, which become due and payable after the date of the Closing, which taxes Buyer will assume and agree to pay as part of the consideration for the Deed (as hereinafter defined);
(c) encroachments of ledges, fences, hedges, stone walls and retaining walls projecting from the Premises over any street or highway or over any adjoining property and encroachments of similar elements projecting from adjoining property over the Premises, or other matters shown on the 2001 Survey, provided same do not interfere with the use as of the Effective Date and enjoyment of the Building and provided the same are shown on an accurate ALTA/ACSM survey of the Premises;
(d) public improvement assessments and sewer connection charges, or other assessments and/or any unpaid installments thereof, which assessments and/or installments become due and payable after the date of the Closing, which assessments and/or installments Buyer will assume and agree to pay as part of the consideration for the Deed, subject to the provisions of this Agreement;

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(e) state of facts shown by accurate survey of the Premises, provided same does not reasonably interfere with the existing use and enjoyment of the Premises;
(f) all rights of utility companies for the erection and/or maintenance of water, gas, electric, telephone, sewer or other utility pipes, line, poles, wires, conduits or other like facilities, and appurtenances thereto, over, across and under the Premises, provided same do not reasonably interfere with the existing use and enjoyment of the Premises;
(g) restrictions and other matters appearing on any applicable plat or otherwise common to the applicable subdivision, if any;
(h) all easements, restrictions, agreements and other matters of record provided same do not reasonably interfere with the existing use and enjoyment of the Premises; and
(i) the rights of others in and to the coal underneath the surface of the Land, their rights to remove all of such coal and their right of support underneath the surface of the Land.
Section 4.2 Clearing Title.
(a) Seller shall convey and Buyer shall accept fee simple title to the Premises in accordance with the terms of this Agreement, subject only to (i) the exceptions referred to in Section 4.1 herein; (ii) the standard printed exceptions in the ALTA form of policy in use in the Commonwealth of Pennsylvania; and (iii) such other matters as any reputable title insurance company qualified to do business in the Commonwealth of Pennsylvania shall be willing to omit as exceptions to coverage or to except with insurance against collection out of or enforcement against the Premises. Seller shall not be required to bring any action or proceeding or to incur any expense to cure any title defect, except as herein provided.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(b) If examination of the title to or survey of the Premises shall reveal one or more defects which prevent Seller from conveying title in accordance with the terms of this Agreement (“Title Defects”), Buyer shall, within thirty (30) days from the Effective Date, give Seller written notice of same, as to which notice time shall be of the essence (“Title Defect Notice”). If Buyer fails to so notify Seller of such defects within said 30-day period, Buyer shall be deemed to have accepted the state of title to the Premises as of said 30th day. If Buyer does deliver the Title Defect Notice, Seller shall have until the end of the Due Diligence Period to cure such defects or to locate a title insurance company licensed to do business in Pennsylvania which shall insure title to the Premises as aforesaid for the benefit of Buyer, but at the reasonable expense of Seller. In addition, Seller shall use commercially reasonable efforts to cure any title defect which is the subject of the Title Defect Notice. Seller shall at all times be obligated to cure monetary encumbrances by paying off or bonding off all of such liens or encumbrances, excepting however those arising out of or relating to the actions or omissions of or on behalf of Buyer, by or at the Closing. If Seller shall accomplish same within the Due Diligence Period and shall be able to convey title in accordance with the terms of Section 4.2(a), the Closing shall then occur so long as this Agreement is not otherwise terminated pursuant to the terms hereof. If Seller shall not accomplish same within such period, Buyer, on or prior to the expiration of the Due Diligence Period, shall elect either (i) to accept a deed to the Premises conveying such title as Seller can give at Closing in accordance with all of the other provisions of this Agreement upon payment of the Purchase Price without reduction; or (ii) to cancel and terminate this Agreement, in which event the Escrow Agent shall pay to Buyer the Initial Deposit and Accrued Interest and Seller shall pay to Buyer any expenses actually incurred by Buyer in connection with this Agreement, not to exceed [ * ]. If Buyer shall not make an election on or prior to the expiration of the Due Diligence Period, then Buyer shall be deemed to have elected alternative (i) above. Upon Buyer’s receipt of the Deposit and Accrued Interest, this Agreement shall be terminated, and neither party shall have any further liability to the other hereunder except those which expressly survive the early termination hereof.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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ARTICLE 5
Representations, Warranties, Covenants, and Operation of Premises.
Section 5.1 Power, Authority, Execution and Delivery. Buyer and Seller each represents, covenants, and warrants to the other the following:
(a) each party is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;
(b) each party has sole power and authority, respectively, to acquire and own or convey, as the case may be, the Premises;
(c) (i) the execution and delivery of this Agreement by the persons so acting on Buyer’s or Seller’s behalf, respectively, have been authorized by all necessary formal action of each party, and this Agreement is the legal, valid and binding obligation of each party respectively, enforceable in accordance with its terms and (ii) each party has obtained all requisite consents and approvals, whether required by internal operating procedures or otherwise, for entering into this Agreement and closing the transaction contemplated hereby;
(d) To Seller’s actual knowledge, Seller has not received notice that any actions, suits or proceedings of any third party are pending or threatened against or affecting Seller in any court or before or by any governmental agency, commission, board, or department or other instrumentality which would affect Seller’s ability to perform timely and fully its obligations under this Agreement;
(e) To Seller’s actual knowledge, there are no public improvement assessments and sewer connection charges, or other assessments and/or any unpaid installments thereof, which assessments and/or installments are due and payable, and have not been paid, or will be due and payable after the Closing;
(f) Seller has no trade names or trademarks consisting of or incorporating the name of the Premises;

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(g) Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended;
(h) As of the Effective Date, Seller has received no notices, within the last twelve (12) months, of any violation of any building, fire, environmental or health law, or ordinance or regulation of any federal, state or municipal governmental department, agency, board, or authority, relating to the Premises that have not been remedied or cured;
(i) To Seller’s actual knowledge, no eminent domain, condemnation, or other action or proceeding is pending against the Premises;
(j) no person has an unrecorded right of first refusal, option to purchase, or other right to purchase the Land or Premises pursuant to a written agreement to which Seller is a party; and
(k) to Seller’s actual knowledge without additional inquiry or investigation, there have been no releases of Hazardous Substances (as hereinafter defined) on the Premises that could reasonably require investigation or remediation pursuant to applicable law, and, to the best of Seller’s knowledge, Seller has not received any Notices of Responsibility or Notices of Potential Responsibility issued pursuant to local laws and/or the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Sections 9601 et seq.) (“CERCLA”) with respect to the Premises. As used in this Agreement, the term “Hazardous Substances” shall mean any chemical, substance, waste, material, gas, or emission which is deemed hazardous, toxic, a pollutant or a contaminant under any federal, state or local statues, ordinances, by-laws and rules and regulations.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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Each party’s representations and warranties contained in this Section 5.1 shall (i) be true in all material respects upon the Effective Date and shall be true in all material respects as of the Closing, taking into account any exceptions to such representations and warranties delivered by a party to the other in writing at the Closing, and (ii) terminate as of the Closing except that the representation and warranty set forth in Section 5.1(g) shall survive the Closing indefinitely. For purposes of clarity, the termination of the representation and warranty in Section 5.1(k) shall in no way affect the provisions of Section 14.16. If Seller delivers written exceptions to its representations and warranties pursuant to clause (i) of the immediately preceding sentence and such exceptions, in the aggregate, would have a material adverse effect on Buyer’s operation of the Premises following the Closing, then Buyer shall have the right to (A) proceed to Closing, in which case Buyer shall be deemed to have accepted the exceptions delivered by Seller and shall have no remedy against Seller with respect thereto or (B) terminate this Agreement (except for such provisions herein that expressly survive termination hereof) and the Escrow Agent shall, in accordance with Section 2.4, return the Deposit plus the Accrued Interest to Buyer.
When the phrase “to Seller’s actual knowledge” or similar phrase is used in this Agreement with respect to Seller, it shall (i) be limited to the actual knowledge of only [ * ], (ii) be deemed to the current actual, not implied, constructive or imputed, knowledge of such person, as of the times expressly indicated only, and without any obligation to make any independent investigation of, or any implied duty to investigate, such matters, or to make any inquiry of any other persons, or to search or to examine any files, records books, correspondence and the like, and (iii) not be construed to refer to the knowledge of any other beneficial owner, officer, member, manager, director, employee, shareholder or agent of Seller. There shall be no personal liability on the part of any of the individuals named above arising out of this Agreement.
Section 5.2 Leases and Agreements. Seller represents to Buyer that there are no leases in effect with respect to the Premises and no written agreements with respect to the maintenance or operation of the Premises which will survive the Closing, except as specified on Exhibit D attached hereto (collectively “Operating Agreements”). At the Closing, Seller shall assign and otherwise convey to Buyer all of Seller’s rights, title and interests in the Operating Agreements pursuant to the Assignment and Assumption of Contracts (as hereinafter defined) and Buyer shall assume all obligations thereunder, whether arising before or after the Closing other than any obligation arising out of Seller’s breach of the terms of a Operating Agreement prior to the Closing.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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Section 5.3 Inspection. Buyer acknowledges and agrees that, except as expressly stated herein, neither Seller nor any agent, employee, attorney or representative of Seller has made any statements, agreements, promises, assurances, representations or warranties, whether expressed, implied, or otherwise regarding the condition of the Premises, the suitability of the Premises for any uses or purposes contemplated by Buyer, the zoning of the Premises, the right to occupy the Premises, the environmental condition of the Premises and/or any other aspect of or matter pertaining to the Premises or any other fact or matter whatsoever, whether pertaining to Seller, the Premises or otherwise. Buyer acknowledges that (i) it is acquiring the Premises in an “as is, where is” condition as of the Closing Date, with the understanding that nothing in this Section 5.3(i) shall limit Buyer’s rights under Section 3.1(e) prior to the Closing; (ii) Seller shall not be responsible for making (or contributing in any way to the cost of making) changes or improvements to the Premises, or any other aspect of or matter pertaining to the Premises; and (iii) in executing, delivering and performing its obligations under this Agreement, Buyer has not relied upon any statement, promise, representation or warranty to whomsoever made or given, directly or indirectly, orally or in writing, by any person or entity, except as specified herein.
Section 5.4 Operation of Premises. In addition to the requirements of Section 3.3 and the Transition Plan (as defined below), between the Effective Date and the Closing (the “Transition Period”), Seller shall use commercially reasonable efforts to operate and maintain the Premises in the ordinary course of business consistent with past practice, including maintaining all permits and licenses for the operation of the Premises, maintaining the Premises in good condition and repair, subject to casualty (subject to the provisions of Article 6) and ordinary wear and tear, and retaining the full-time employment of all current employees at the Premises. For the avoidance of doubt, any actions taken between the Effective Date and the expiration of the Due Diligence Period that are not in violation of Section 3.3 shall not be considered in violation of this Section 5.4. The Seller and Buyer shall work cooperatively during the Transition Period for a smooth transition of the operation of the Premises in accordance with the transition plan set forth in Exhibit E attached hereto (the “Transition Plan”), and shall use commercially reasonable efforts to implement the Transition Plan. Except as provided in Exhibit J, Seller shall not solicit any employees of the facility to continue employment with Seller after the Closing and for a period of 24 months thereafter other than (a)

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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through general advertising or other general solicitation not targeted to the employees of the facility or (b) with respect to a person who is no longer employed at the facility. In addition, except as provided in Exhibit J, Buyer shall not solicit the Key Employees (as defined in Exhibit J) after the Closing and for a period of 24 months thereafter. To the extent Buyer during the Transition Period makes any improvements to the Premises that are not reasonably removable and this Agreement is terminated, Seller shall have the right to (a) retain such improvements without cost to Seller or (b) cause Buyer to remove such improvements within ten (10) business days after the date this Agreement is terminated and within such ten (10) business day period restore to Seller’s satisfaction the Premises to the condition in which it existed before such improvements were made or installed. To the extent, however, any of such improvements are reasonably removable and this Agreement is terminated, Buyer shall remove such removable improvements within ten (10) business days after the date the Agreement is terminated and within such ten (10) business day period restore to Seller’s satisfaction the Premises to the condition in which it existed before such removable improvements were made or installed. During any period of restoration under this Section 5.4, Buyer shall maintain in force and effect the insurance required under Section 3.1(b), shall indemnify Seller for any liability arising out of Buyer’s restoration of the Premises, and shall use commercially reasonable efforts not to interfere with Seller’s business operations at the Premises. The provisions of this Section 5.4 shall survive the Closing or termination of this Agreement.
Section 5.5 Wastewater Cooperation. From and after the Effective Date until the Closing or the earlier termination hereof, Seller shall cooperate with Buyer in all reasonable respects in Buyer’s efforts to secure an agreement for the long-term provision of wastewater treatment to support Buyer’s requirements for its brewery operations to be conducted at the Premises following the Closing, which cooperation shall include meeting with the Lehigh County Authority as soon as reasonably practicable following the Effective Date, for the purpose of seeking an extension or other modification of the Wastewater Agreement (as hereinafter defined). Buyer shall reimburse Seller for any reasonable out-of-pockets costs and expenses (including legal fees) incurred in providing the cooperation required by the previous sentence. Notwithstanding anything contained herein, nothing in this Section 5.5 shall require Seller to pay any consideration, incur any costs or expenses, grant any financial accommodation or other benefit or enter into, amend or modify any agreement in connection with such cooperation.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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ARTICLE 6
Condemnation and Damage by Fire or Other Hazard.
Section 6.1 Immaterial Damage or Taking. If prior to the Closing Date an immaterial part of the Premises is damaged by fire or other casualty or is taken by eminent domain, this Agreement shall not be affected thereby and there shall be no reduction in the Purchase Price. Seller shall assign to Buyer at the Closing and Buyer shall accept an assignment of all of Seller’s claims or rights under Seller’s insurance policy or policies on the Premises and/or all of Seller’s claims or rights to receive any condemnation awards. If and to the extent that Seller shall have received the proceeds of any such claim or awards prior to the Closing Date, Seller shall pay over to Buyer on the Closing Date (less the reasonable costs and expenses (including legal fees) incurred in the collection thereof): (a) the actual amount of insurance monies collected by Seller with respect to such loss in case of destruction by fire or other casualty; or (b) the net amount received by Seller, in the case of a taking by eminent domain. In any event, the assignment or the proceeds shall be reduced by the costs incurred by Seller as a result of the damage or condemnation, including, without limitation, counsel fees and costs of interim protection, appraisals, repair and restoration.
Section 6.2 Material Damage or Taking. If all or a material part of the Premises is damaged by fire or other casualty, or is taken by eminent domain, Buyer may either (i) cancel this Agreement by notice to Seller given not later than thirty (30) days after receipt of notice of such damage or of such taking (as the case may be), and in such event, this Agreement shall be cancelled and terminated, neither party shall have any further rights against the other except those which expressly survive and the Escrow Agent shall refund to Buyer the Deposit and any Accrued Interest subject to Section 2.4 or (ii) elect to have Seller pay over to Buyer on the Closing Date all proceeds or awards (less the reasonable costs and expenses (including legal fees) incurred in the collection thereof) received prior to such date and assign (to the extent not previously collected or received) all of Seller’s claims or rights under Seller’s insurance policy

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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or policies on the Premises and/or all of Seller’s claims or rights to receive any condemnation awards and proceed to Closing, and in such event, the Closing shall occur on the earlier of (a) the forty-fifth (45th) day after receipt of notice of such damage or of such taking by Buyer (as the case may be) or (b) June 2, 2008 or such other date on which the Closing is to occur as expressly provided for herein; provided that if the 30th day following receipt of notice by Buyer of such damage or such taking (as the case may be) is a date later than June 2, 2008 or such other date on which the Closing is to occur as expressly provided for herein, then the Closing shall occur pursuant to clause (a) of this sentence. In any event, the assignment or the proceeds shall be reduced by the costs incurred by Seller as a result of the damage or condemnation, including, without limitation, counsel fees and costs of interim protection, appraisals, repair and restoration. If Buyer does not cancel this Agreement as provided in this Section, the Closing shall occur as scheduled, and the provisions of Section 6.1 herein shall control.
Section 6.3 Definitions of Material and Immaterial. For purposes of this Article 6, a material part of the Premises shall be deemed to have been damaged if the estimated cost to repair the damage shall be greater than [ * ]; otherwise, the damage shall be deemed to be immaterial. For purposes of this Section, a material part of the Premises shall be deemed to have been taken by eminent domain if (a) more than 10% of the Premises shall be taken by eminent domain; or (b) ingress or egress to the Premises shall be materially impaired; otherwise, the taking shall be deemed to be immaterial. Seller shall give Buyer prompt written notice of Seller’s receipt of any damage or proceedings for condemnation or taking by eminent domain.
ARTICLE 7
Closing Obligations.
Section 7.1 Seller’s Deliveries. At the Closing, Seller shall deliver the following to Buyer:
(a) A Special Warranty Deed, executed in proper form for recording so as to convey the title required by this Agreement, substantially in the form of Exhibit L hereto (the “Deed”), together with the necessary transfer tax forms;

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(b) Bill of Sale substantially in the form of Exhibit G hereto with respect to the Equipment and the Sign (the “Bill of Sale”);
(c) An Assignment and Assumption of Contracts substantially in the form of Exhibit M hereto pursuant to which Seller assigns and Buyer assumes all of Seller’s right, title, interest and obligations in and under the Operating Agreements to the extent provided in Section 5.2 (the “Assignment and Assumption of Contracts”);
(d) Such affidavits as Buyer’s title insurance company shall reasonably require in order to omit from its title insurance policy all exceptions for tenants and for unrecorded mechanics’ liens, together with a certification that Seller is not a “foreign person” pursuant to Section 1445 of the Internal Revenue Code;
(e) Schedules certified correct by Seller containing the information required to calculate the apportionments described in Article 8 herein;
(f) An Assignment and Assumption of the Wastewater Capacity and Treatment Agreement by and between Seller and Lehigh County Authority dated as of [ * ], as the same may be amended (the “Wastewater Agreement”), pursuant to which Seller assigns all of Seller’s rights, title and interest under the Wastewater Agreement to Buyer and Buyer assumes all of Seller’s rights, title and interest and obligations under the Wastewater Agreement;
(g) All other documents required by this Agreement to be delivered by Seller;
(h) All documents relating to licenses and permits for the Building to the extent same are in Seller’s possession;
(i) All operational documents (including, but not limited to, safety manuals, procedures, safety records, quality records, employment records (solely with respect to Transferred Employees and subject to applicable law)), material records, and originals of maintenance and service contracts relating solely to the operation of the Premises; and

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(j) A good standing certificate of Seller, resolutions of Seller and incumbency certificates of Seller.
Section 7.2 Buyer’s Deliveries. At the Closing, Buyer shall deliver the following to Seller:
(a) The funds, complying with Section 2.3 herein, in payment of the portion of the Purchase Price payable at the Closing and items apportioned pursuant to Article 8 herein;
(b) All other documents required by this Agreement to be delivered by Buyer;
(c) A fully and properly executed counterpart of the Assignment and Assumption of Contracts;
(d) A fully and properly executed counterpart of the Bill of Sale;
(e) A fully and properly executed counterpart of the Deed;
(f) A fully and properly executed counterpart of the Assignment and Assumption of the Wastewater Capacity and Treatment Agreement; and
(g) A good standing certificate of Buyer, resolutions of Buyer and incumbency certificates of Buyer.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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ARTICLE 8
Apportionments at Closing.
Section 8.1 Items of Apportionment. The following items shall be apportioned between the parties as of 11:59 P.M. the day immediately preceding the Closing Date and paid at the Closing:
(a) Real estate and all other taxes and assessments and water and sewer rents and charges (if any) levied against or with respect to the Premises, the operation of the Premises and the Equipment. The amount of such taxes shall be apportioned between the portion of the period before the Closing Date and on and after the Closing Date on a pro rata basis: the amount of such tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the taxable period ending on the Closing Date and the denominator of which is the number of days in the entire taxable period. If bills for real estate taxes on the Premises have not been issued as of the Closing Date, and if the amount of real estate taxes for the current tax fiscal year is not then known, the apportionment of real estate taxes shall be made at Closing on the basis of the prior year’s real estate taxes;
(b) Fuel oil in tanks based on the then-current price charged to Seller, and other utilities; and
(c) Operating Agreements that survive the Closing.
Section 8.2 Mistakes in Apportionments. Any error in calculation or payment of the items apportioned at Closing shall be corrected promptly upon discovery of the error. The foregoing obligation of the parties hereto shall survive for a period of six (6) months subsequent to the Closing.
Section 8.3 Other Fees. Seller and Buyer shall divide equally all real estate transfer taxes applicable to the conveyance affected by the Deed. All costs and expenses to be paid by Seller at Closing shall be disbursed from the balance of the Purchase Price payable by Buyer at Closing and shall reduce the net cash payable to Seller. Buyer shall also pay at or prior to Closing (i) all recording fees due on the Deed, (ii) all title examination fees, title insurance premiums (including without limitation any premiums for endorsements) and survey costs for the title commitment and any survey required by this Agreement or otherwise obtained by Buyer and (iii) all costs and expenses of any financing of Buyer ‘s acquisition of the Premises (including, without limitation, all intangible taxes, documentary stamp taxes and recording and filing fees due on any financing document, and lender’s attorneys’ fees and expenses). Each party shall be responsible for the fees and costs of its legal counsel.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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ARTICLE 9
Broker.
Section 9.1 Indemnity. This Agreement is consummated by Seller in reliance upon the representation of Buyer that no broker or agent brought the Premises to Buyer’s attention or was, in any way, the procuring cause of this sale and purchase. Seller represents to Buyer that no broker or agent has any exclusive sale or exclusive agency listing on the Premises. Buyer shall indemnify and hold harmless Seller against any liability by reason of the claim of any broker or agent for a commission on account of this sale, provided that it is alleged that a commission is due by reason of such broker or agent calling the Premises to Buyer’s attention or interesting Buyer therein, said indemnity to include all costs of defending any such claim, including reasonable counsel fees. The provisions of this Section shall survive the Closing or termination of this Agreement.
ARTICLE 10
Repairs; Equipment Replacement; Spare Parts and Supplies.
Section 10.1 Repairs. During the Transition Period, Seller shall maintain its preventative maintenance practices and shall make such repairs to the Premises as may be appropriate in order to maintain the Premises in substantially the same condition as it is in as of the Effective Date, ordinary wear and tear and casualty excepted. Notwithstanding the foregoing, Seller shall not be required to make any individual capital investments in the Premises in excess of [ * ] per project (“Major Capital Investment”) during the Transition Period, except as may be necessary to keep the Equipment and Building operating at the same capacity and efficiency levels as prevailed on the Effective Date, to maintain spare parts, to maintain or prevent decrease in the operational useful life of the Premises subject to casualty and ordinary wear and tear, or as may be necessary for Seller to ensure its production of its products. Any other Major Capital Investments shall be handled in the manner set forth in the Transition Plan. Notwithstanding anything contained herein, the provisions of this Section 10.1 shall not apply to any repairs required in connection with any damage to the Premises addressed by the provisions of Article 6.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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Section 10.2 Equipment Replacement. Subject to other provisions of this Agreement, Seller shall have the right to replace any of the Equipment included as part of the Premises, provided that Seller notifies Buyer in writing prior to replacing any of the Equipment and the same is replaced with Equipment of at least equal quality and capability.
Section 10.3 Spare Parts and Supplies. During the Transition Period, Seller shall retain substantially the same level of spare parts and supplies necessary to operate the Premises at the Premises as are on site at the Premises as of the Effective Date and shall deliver such spare parts and supplies to Buyer at the Closing, as required by Section 1.1(c).
ARTICLE 11
Defaults.
Section 11.1 Liquidated Damages.
(a) If Seller is not in default following applicable notice and cure periods and Buyer fails to perform any of its obligations set forth in this Agreement, Seller shall have the right either to (i) terminate this Agreement or (ii) seek specific performance and penalties under Section 11.2 by giving a ten-business day notice to Buyer. If Seller elects to terminate this Agreement, provided Buyer has not satisfied its obligations within such ten business days, Buyer shall forfeit all claims to the Premises described herein, the Deposit and any Accrued Interest which shall be construed as liquidated damages paid by Buyer to and retained by Seller in accordance with Section 2.4, whereupon this Agreement shall be deemed to be of no further force and effect and neither Buyer nor Seller shall have any further rights, obligations or liabilities hereunder, except those which expressly survive termination of this Agreement. The actual tender of the deed shall not be necessary if Buyer has clearly indicated, prior to the date of Closing, that it will not or cannot make the payments agreed upon. In the event of such default, Buyer waives any right to claim the return of any portion of the Deposit or any Accrued Interest, despite the reason for the default and/or the amount of actual damages incurred by Seller. Seller’s retention of the Deposit and Accrued Interest following Seller’s termination of this Agreement for Buyer’s default shall be Seller’s sole and exclusive remedy in such circumstances under the Agreement, at law or in equity, for a Buyer default.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

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(b) If Buyer is not in default following applicable notice and cure periods and Seller fails to perform any of its obligations set forth in this Agreement, Buyer shall have the right either to (i) terminate this Agreement by giving a ten (10) business day notice to Seller and, provided Seller has not satisfied its obligations within such ten business days, receive a return of the Deposit and Accrued Interest in accordance with Section 2.4, and thereafter the parties shall have no further obligations hereunder, except as otherwise expressly provided in this Agreement, or (ii) within ten (10) business days after default by Seller, to seek specific performance of this Agreement and penalties under Section 11.2. Buyer’s retention of the Deposit and Accrued Interest following Buyer’s termination of this Agreement for Seller’s default shall be Buyer’s sole and exclusive remedy in such circumstances, at law or in equity, for a Seller Default.
(c) Except as provided herein, each party expressly waives its rights to seek any damages hereunder in the event of the other party’s default hereunder.
Section 11.2 Specific Performance.
Buyer and Seller shall each have the right to specific performance of this Agreement if it complies with all of its obligations under this Agreement and the other party (the “Defaulting Party”) fails to perform any of its obligations set forth in this Agreement. In such event, the party seeking specific performance (the “Non-defaulting Party”) shall also be entitled to the penalties specified in the following paragraphs of this Section 11.2.
In the event the Closing does not occur on June 2, 2008 (or such other date on which the Closing is to occur as expressly provided for herein) due to a direct or indirect act or omission of Buyer and provided that Seller is not in default following applicable notice and cure periods hereunder, Buyer shall pay Seller a penalty equal to [ * ]. Buyer shall pay such penalty to Seller at Closing.
Similarly, in the event the Closing does not occur on June 2, 2008 (or such other date on which the Closing is to occur as expressly provided for herein) due to a direct or indirect act or omission of Seller and provided that Buyer is not in default hereunder following applicable notice and cure periods. Seller shall pay Buyer a penalty equal to [ * ]. Seller shall pay such penalty to Buyer at Closing.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

35

Section 11.3 Right to Reject Packaging Services Agreement. In the event that the Non-defaulting Party elects to require specific performance of this Agreement pursuant to Section 11.2, the Non-defaulting Party, while required to purchase or sell the Premises, as applicable, shall be entitled to terminate the Packaging Services Agreement (as hereinafter defined) within ten (10) days after Closing by written notice to the Defaulting Party. The terms of this Section 11.3 shall survive Closing.
ARTICLE 12
Notices; Assignment; Access.
Section 12.1 Methods and Delivery. Any notice, demand, consent, approval, direction, agreement or other communication required or permitted hereunder or under any other documents in connection herewith shall be in writing and shall be directed as follows:
If to Seller:
Diageo North America, Inc.
801 Main Street
Norwalk, CT 06851
Attention: Thomas Deskin
Facsimile: (203) 229-4999
with copies to:
Diageo North America, Inc.
801 Main Street
Norwalk, CT 06851
Attention: Joseph Barry, Assistant General Counsel
Facsimile: (203) 229-8925
Morgan, Lewis & Bockius LLP
1701 Market Street
Philadelphia, PA 19103
Attention: Tracy L. Steele, Esquire
Facsimile: (215) 963-5001

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

36

If to Buyer:
Boston Beer Corporation
One Design Center Place, Suite 850
Boston, MA 02210
Attention: Legal Department
Facsimile: (617) 368-5553
with a copy to:
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: Frederick H. Grein, Jr., Esquire
Facsimile: (866) 369-4741
or to such changed address or facsimile number as a party hereto shall designate to the other parties hereto from time to time in writing. Notices shall be (i) personally delivered (including delivery by Federal Express, United Parcel Service or other comparable nation-wide overnight courier service) to the offices set forth above, in which case they shall be deemed delivered on the date of delivery (or first business day thereafter if delivered other than on a business day or after 5:00 p.m.); (ii) sent by certified mail, return receipt requested, in which case they shall be deemed delivered on the date shown on the receipt unless delivery is refused or delayed by the addressee in which event they shall be deemed delivered on the third day after the date of deposit in the U.S. Mail; or (iii) sent by means of a facsimile transmittal machine, in which case they shall be deemed delivered at the time and on the date of receipt thereof or first business day thereafter if receipted other than on a business day or after 5:00 p.m. EST.
Section 12.2 Assignment. Buyer shall not assign this Agreement without the prior written consent of Seller, and any assignment in violation of this Agreement shall be null and void. Notwithstanding anything to the contrary herein contained, the transfer of the rights and obligations of Buyer to a parent, subsidiary, or other affiliate of Buyer, or to any successor in interest or entity acquiring fifty-one percent (51%) or more of Buyer’s stock or assets, shall not be deemed an assignment (but Buyer shall give notice to Seller of such transfer of rights). No assignment or transfer of rights of this Agreement shall release Buyer of its obligations hereunder. As used in this Agreement, the term “affiliate” shall mean any entity controlling, controlled by or under common control with Buyer.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

37

Section 12.3 Designation. Buyer shall have the right to designate one or more affiliated entities into which title to any portion of the Premises shall vest and Buyer shall notify Seller of the exercise of such right and the name of the designated entities at least three (3) business days prior to the Closing together with evidence reasonably satisfactory to Seller that the designee(s) each are properly an affiliated entity. In the event of any such designation, the Deed(s) evidencing the transfer of the Premises shall name such designee(s) as grantee who shall have the right to enforce all rights of Buyer hereunder. Notwithstanding the foregoing, the Buyer shall be solely responsible for all obligations of Buyer hereunder.
ARTICLE 13
Survival and Delivery of Deed.
Section 13.1 Survival. Except for (i) the provisions of Article 14 and Article 15 and (ii) as otherwise provided in this Agreement, no representations, warranties, covenants or other obligations of Seller or Buyer set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing.
Section 13.2 Delivery of Deed. The delivery of the Deed by Seller, and the acceptance thereof by Buyer, shall be deemed the full performance and discharge of every obligation on the part of Seller or Buyer to be performed hereunder, except those obligations of Seller or Buyer which are expressly stated in this Agreement to survive the Closing.
ARTICLE 14
Miscellaneous Provisions.
Section 14.1 Packaging Services Agreement; Entire Understanding. Subject to the provisions of Section 11.3, Seller and Buyer shall enter into a Packaging Services Agreement in the form and substance as Exhibit H attached hereto (the “Packaging Services Agreement”) on or before the date of execution and delivery of this Agreement. This Agreement, together with the Packaging Services Agreement, embodies and constitutes the entire understanding between the parties with respect to the transactions contemplated herein, and all prior agreements, understandings, representations and statements, oral or written, are merged into this Agreement. Neither this Agreement nor any provision hereof may be waived, modified, amended, discharged or terminated except by an instrument signed by the party against whom the enforcement of such waiver, modification, amendment, discharge or termination is sought, and then only to the extent set forth in such instrument.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

38

Section 14.2 Tax Cooperation. After the Closing Date, Buyer and Seller shall (i) provide, or cause to be provided, to each other’s respective subsidiaries, officers, employees, representatives and affiliates, such assistance as may reasonably be requested by any of them in connection with the preparation of any tax return or any audit which relates to any taxes in respect of the Premises for which the Buyer and Seller are responsible hereunder and (ii) retain, or cause to be retained, for so long as any such taxable years or audits shall remain open for adjustments, any records or information which may be relevant to any such tax returns or audits.
Section 14.3 Certain Employee Matters. Both Buyer and Seller agree to comply with applicable withholding requirements with respect to wages paid in the taxable year that includes the Closing Date. To the extent applicable, Buyer and Seller agree to use the alternate procedure described in Internal Revenue Service Revenue Procedure 2004-53, 2004-34 I.R.B. 320, Section 5, with respect to any employees of Seller which become employees of Buyer.
Section 14.4 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the Commonwealth of Pennsylvania.
Section 14.5 Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement or any of the provisions hereof.
Section 14.6 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs or successors and permitted assigns.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

39

Section 14.7 Liability. If there shall be more than one person, firm or corporation comprising Buyer, such persons and entities shall be jointly and severally liable hereunder.
Section 14.8 Construction. As used in this Agreement, the singular shall include the plural and the plural shall include the singular, as the context may require. Each and every provision of this Agreement has been mutually negotiated, prepared and drafted, each party has been represented by legal counsel, and, in connection with the construction of any provision hereof or deletions herefrom, no consideration shall be given to the issue of which party actually negotiated, prepared, drafted or requested any provision or deletion. If any term, covenant, condition, or provision of this Agreement or the application thereof to any person or circumstance shall, at any time or to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each term or provision of this Agreement shall be valid and shall be enforced to the fullest extent permitted by law. If the time period by which any right, option or election provided under this Agreement must be exercised, or by which any act required hereunder must be performed, or by which the Closing must be held, expires on a day which is a Saturday, Sunday, or official federal or Commonwealth of Pennsylvania holiday, then such time period shall be automatically extended through the close of business on the next business day.
Section 14.9 Execution and Delivery. Delivery of this Agreement for inspection or otherwise by Seller to Buyer and/or its attorneys shall not constitute an offer or create any rights in favor of Buyer or others and shall in no way obligate or be binding upon Seller, and this Agreement shall have no force or effect unless and until the same is fully executed and delivered by the parties and fully executed copies exchanged by the parties hereto.
Section 14.10 Exhibits. If the provisions of any Exhibit to this Agreement are inconsistent with the provisions of this Agreement, the provisions of such Exhibit shall prevail.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

40

Section 14.11 Litigation Expenses. In the event of any litigation regarding the rights and obligations of the parties under this Agreement, the prevailing party shall be entitled to recover reasonable and documented counsel fees, court costs and other direct litigation expenses, including expert witness fees and expenses.
Section 14.12 Confidentiality. Buyer and Seller acknowledge that they have entered into a separate confidentiality agreement dated [ * ], a copy of which is attached hereto and made a part hereof as Exhibit I, and that except as noted in Section 14.13 below, the contents of this Agreement are subject to the terms thereof.
Section 14.13 Announcement; Memorandum of Agreement Seller acknowledges that, as a publicly-held company, Buyer may have the obligation to announce publicly the existence of this Agreement as a material contract and file a report with the Securities and Exchange Commission disclosing the material terms hereof as required by the instructions to Form 8-K. If Buyer determines in good faith, after consultation with its outside legal counsel, that such filing is required, then Seller shall have the opportunity to review and comment on such disclosures in advance of their release or filing. Buyer and Seller shall work cooperatively in developing appropriate public statements with respect to such announcement. In addition, Buyer may, at Buyer’s sole cost and expense, record a Memorandum of this Agreement, in form prepared by Buyer and reasonably acceptable to Seller, satisfying applicable statutory and recording requirements, in the Recorder’s Office of Lehigh County. If this Agreement is terminated prior to Closing, Buyer shall promptly sign and deliver to Seller a termination of the Memorandum of Agreement in form satisfactory to Seller for Seller to record at Seller’s sole cost and expense, which covenant shall survive termination of this Agreement.
Section 14.14 No Partnership. Nothing contained in this Agreement shall be construed to create a partnership or joint venture between the parties or their successors in interest.
Section 14.15 Seller’s and Buyer’s Liability under this Agreement. It is hereby expressly agreed that any liability of the Parties arising hereunder, except as provided in Article 11 hereof, for any reason whatsoever, shall in no event exceed [ * ]. It is further hereby expressly agreed that in no event shall any member, manager, officer, trustee, director, shareholder, employee, agent or representative of Seller have any personal liability in connection with this Agreement or the transaction envisioned herein.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

41

Section 14.16 General Release. TO THE FULLEST EXTENT PERMITTED BY LAW, BUYER HEREBY UNCONDITIONALLY AND IRREVOCABLY RELEASES AND FOREVER DISCHARGES SELLER, SELLER’S OFFICERS, MEMBERS, MANAGERS, TRUSTEES, DIRECTORS, PARTNERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AGENTS, AND EACH OF THEIR RESPECTIVE AFFILIATES, OFFICERS, MEMBERS, MANAGERS, TRUSTEES, DIRECTORS, PARTNERS, SHAREHOLDERS, EMPLOYEES, REPRESENTATIVES AND AGENTS (EACH A “SELLER PARTY” AND COLLECTIVELY THE “SELLER PARTIES”) FROM ANY AND ALL LIABILITY OR RESPONSIBILITY FOR CLAIMS, LOSSES AND DEMANDS, INCLUDING WITHOUT LIMITATION THOSE ARISING FROM PERSONAL INJURY OR DEATH, AND ALL CONSEQUENCES THEREOF (INCLUDING WITHOUT LIMITATION ANY INTERRUPTION OR INTERFERENCE WITH ANY BUSINESS OR ACTIVITIES BEING CONDUCTED ON THE PREMISES AND ANY LOSS OF OPPORTUNITY), WHETHER NOW KNOWN OR NOT, WHICH MAY ARISE FROM (1) ANY LATENT OR PATENT DEFECTS, ANY HIDDEN OR CONCEALED CONDITIONS, OR ANY SUBSOIL, GROUNDWATER OR GEOLOGICAL CONDITIONS, (2) THE CONDITION, STRUCTURAL INTEGRITY, OPERABILITY, MAINTENANCE OR REPAIR OF ANY BUILDINGS, EQUIPMENT, FURNITURE, FURNISHINGS OR IMPROVEMENTS, (3) THE PRESENCE OF ANY HAZARDOUS OR TOXIC MATERIALS OR SUBSTANCES, (4) THE COMPLIANCE OF THE PREMISES WITH, OR VIOLATION OF, ANY LAW, STATUTE, ORDINANCE, RULE OR REGULATION OF ANY GOVERNMENTAL ENTITY, INCLUDING WITHOUT LIMITATION APPLICABLE ENVIRONMENTAL LAWS, ZONING ORDINANCES, AND BUILDING AND HEALTH CODES, OR (5) ANY OTHER MATTER OR THING AFFECTING OR RELATED TO THE PREMISES, IN EACH CASE, EXCEPT FOR CLAIMS, LOSSES OR DEMANDS ARISING FROM (A) WILLFUL MISREPRESENTATION OR FRAUD BY SELLER OR (B) THE PRESENCE, RELEASE OR EXPOSURE OF ANY PERSON TO ANY HAZARDOUS SUBSTANCES AT OR ON THE PREMISES FIRST EXISTING OR FIRST OCCURRING DURING THE PERIOD BEGINNING ON THE DATE THAT THE DUE DILIGENCE PERIOD EXPIRES AND ENDING ON THE CLOSING DATE, BUT ONLY TO THE EXTENT THAT SUCH PRESENCE, RELEASE OR EXPOSURE WAS NOT CAUSED, DIRECTLY OR INDIRECTLY, BY BUYER OR ANY OF ITS AFFILIATES, CONTRACTORS, AGENTS OR EMPLOYEES.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

42

Section 14.17 No Third-Party Beneficiaries. This Agreement will not confer any rights or remedies upon any individual, corporation, partnership, limited liability company, trust, unincorporated association, governmental entity or any agency, instrumentality or political subdivision of a governmental entity, or any other entity or body (each a “Person”) other than the parties hereto and their respective successors and permitted assigns, other than Article 15, which will be for the benefit of the Persons set forth therein, and any such Person will have the independent right to enforce its rights under such Section.
Section 14.18 Forwarding of Materials For a period of thirty-six (36) months following the Closing Date, Buyer shall forward all mail, remittance, receipts or other mailings received relating to the operations of Seller conducted at the Premises prior to the Closing.
Section 14.19 Assumed Contracts. From and after the Closing, Buyer shall assume all of the debts, liabilities and obligations of the Seller and its affiliates (as defined herein) under the Operating Agreements and the Wastewater Agreement, and Buyer agrees to pay, perform and discharge such debts, liabilities and obligations when due pursuant to the terms of such agreements and as otherwise agreed between the parties in accordance with the terms of the Assignment and Assumption Contracts.
Section 14.20 Pennsylvania “Bulk Clearance”.
(a) At or about the time of Closing, the Premises may constitute fifty-one percent (51%) or more of the real property of Seller in the Commonwealth of Pennsylvania (the “Commonwealth”) thereby requiring the Seller to comply with one or more of Pennsylvania’s “bulk sales clearance” statues (42 P.S. §788.3; 69 P.S. §529; 72 P.S. §1403; 72 P.S. §7240; and/or 72 P.S. §7321.1) (the “Bulk Sales Laws”).

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

43

(b) If and to the extent the sale of the Premises requires Seller to comply with the notice requirements under the Bulk Sales Laws or to obtain a clearance certificate in order to prevent Buyer from being liable for any taxes imposed upon Seller, Seller shall so comply (although with respect to any requirement to obtain a clearance certificate, Seller shall not be obligated to actually have obtained a clearance certificate as of Closing, but shall be obligated to diligently proceed to obtain a clearance certificate following Closing to the extent the Bulk Sales Laws require Seller to obtain such a certificate in connection with this transaction). Seller shall indemnify Buyer against any losses, claims, damages, fees, fines, penalties and unpaid tax liabilities Buyer may incur due solely to any unsettled taxes and other payments due the Commonwealth by Seller under the Bulk Sales Laws (collectively, the “Indemnified Claim”). Neither Buyer nor its title insurance company will hold back or escrow purchase monies towards assurance of compliance by Seller with the Bulk Sales Laws. If Buyer receives a demand from the Commonwealth regarding an Indemnified Claim, Buyer shall provided prompt written notice thereof to Seller. Seller shall thereafter take all steps necessary to pay the Indemnified Claim to the Commonwealth or, if a dispute exists as to any sums owed the Commonwealth by Seller, Seller shall prosecute its dispute during which time Buyer shall not pay any disputed sums to the Commonwealth so long as Seller confirms its indemnification obligations set forth above and causes any lien filed by the Commonwealth to be released from the Premises or otherwise bonded so as not to constitute a lien on the Premises under applicable law.
(c) If and to the extend Buyer’s title insurance company shall raise the Bulk Sales Laws as an exception to title insurance, such an exception shall be deemed a permitted exception; provided, however, that Seller shall provide Buyer’s title company with such indemnities as it may request (so long as no escrow is required by such title company) in order to provide Buyer with affirmative insurance with respect to Bulk Sales Laws and shall otherwise cooperate with providing relevant information to such title company with respect to Buyer’s exposure to Seller’s tax liability under Bulk Sales Laws.
Section 14.21 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

44

ARTICLE 15
Employee Matters.
Section 15.1 Offers of Employment. No later than seven (7) days prior to the Closing, Buyer shall make offers of employment to [ * ].
Section 15.2 Benefit Plans. [ * ].
Section 15.3 Allocation of Employment-Related Liability. [ * ].
IN WITNESS WHEREOF, Seller and Buyer have executed this Agreement under seal as of the date first above written.

SELLER:

DIAGEO NORTH AMERICA, INC.

By:	/s/ JOSEPH BARRY

Name: Joseph Barry
Title: Vice President & Secretary

BUYER:

BOSTON BEER CORPORATION

By:	/s/ MARTIN F. ROPER

Name: Martin F. Roper
Title: President & CEO
As to the escrow provisions only:
ESCROW AGENT:
FIRST AMERICAN TITLE INSURANCE COMPANY

By:	/s/ JO-ANN ALLAN

Name: Jo-Ann Allan
Title: Underwriting Counsel

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

45

EXHIBIT A
Description of the Land
All that certain tract or piece of land, with the buildings and improvements thereon located in Upper Macungie Township, Lehigh County, Pennsylvania, bounded and described as follows:
Beginning at an iron pin (found), a property corner in the southwesterly line of lands now or formerly of Keystone Lodging ENT. L.P. (Deed recorded in Deed Book Volume 1692, at Page 920) and also being a northwesterly property corner of lands now or formerly of Minnesota Mining and Manufacturing Company (Deed recorded in Deed Book Volume 1468, at Page 834), and also being the most northwesterly corner of a variable width access easement over lands now or formerly of Minnesota Mining and Manufacturing Company, (easement recorded in Deed Book Volume 1455, at Page 1), said point being located the four following courses and distances from an iron pin (found) in the southeasterly right-of-way line at the westerly terminus of Upper Macungie Township Road 907, also known as Stroh Drive (100.00 feet wide) and being a northerly property corner of lands now or formerly of Minnesota Mining and Manufacturing Company (Deed recorded in Deed Book Volume 1468, at Page 834): (a) partially crossing the westerly terminus of Upper Macungie Township Road 907, crossing the easterly terminus of the variable width access easement, and along the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, N 24° 26’ 21” W 80.11 feet to a point on a curve in the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, and the northerly side of the variable width access easement; thence along the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, and the northerly side of the variable width access easement, the three following courses and distances: (b) on a curve to the right having a radius of 542.96 feet (delta 43° 29’ 37”, tangent 216.58 feet, chord S 86° 52’ 33” W 402.34 feet) for an arc distance of 412.16 feet to a point of tangency, (c) N 71° 22’ 38” W 239.75 feet to a point, and (d) N 59° 46’ 17” W 165.85 feet to the beginning point of this description; thence (1) along the lands now or formerly of Minnesota Mining and Manufacturing Company, and crossing the westerly terminus of the variable width access easement, S 18° 37’ 22” W 149.99 feet to an iron pin (found) on a curve; thence continuing along the lands now or formerly of Minnesota Mining and Manufacturing Company the three following courses and distances: (2) on a curve to the left having a radius of 344.00 feet (delta 47° 02’ 55”, tangent 149.75 feet, chord S 82° 38’ 08” W 274.61 feet) for an arc distance of 282.48 feet to an iron pin (found) at a point of tangency, (3) S 59° 06’ 42” W 965.07 feet to an iron pin (found) at a point of curvature, and (4) on a curve to the right having a radius of 376.00 feet (delta 64° 00’ 55”, tangent 235.02 feet, chord N 88° 52’ 49” W 398.58 feet) for an arc distance of 420.10 feet to an iron pin (found); thence (5) continuing along the lands now or formerly of Minnesota Mining and Manufacturing Company and partially crossing former Upper Macungie Township Road 523B, also known as Fogel Road (33.00 feet wide), vacated by Upper Macungie Township Ordinance No. 1-95, S 59° 07’ 22” W 58.65 feet to a railroad spike (found) in line of lands now or formerly of the Great Spring Waters of America, Inc. (Deed recorded in Deed Book Volume 1542, at Page 786); thence (6) through former Upper Macungie Township Road 523B, as vacated by Township Ordinances No. 1-95 and No. 3-95, along the lands now or formerly of the Great Spring Waters of America, Inc., lands now or formerly of the PREFCO Fifteen Limited Partnership (Deed recorded in Deed Book Volume 1657, at Page 293), and partially crossing Pennsylvania State Route 0078, also known as Interstate Route 78, U.S. Route

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

22, and formerly known as L.R. 443 (variable width), N 30° 52’ 38 W (passing over an iron pin [found] in the southerly legal right-of-way line for limited access of Pennsylvania State Route 0078 at 1,900.00 feet) for a distance of 1,923.06 feet to a point in Pennsylvania State Route 0078; thence through Pennsylvania State Route 0078 the three following courses and distances: (7) N 5° 52’ 22” E 47.85 feet to a point, (8) N 50° 12’ 22” E 7.35 feet to a point, and (9) N 75° 05’ 17” E 1,461.57 feet to a point; thence (10) partially crossing Pennsylvania State Route 0078, along lands now or formerly of Lehigh County Industrial Development Authority (Deed recorded in Deed Book Volume 1375, at Page 978), S 37° 00’ 43” E (passing through an iron pipe [found] in the southerly legal right-of-way line for limited access of Pennsylvania State Route 0078 at 75.55 feet) for a distance of 1,666.24 feet to an iron pipe (found) in line of the aforementioned lands now or formerly of Keystone Lodging ENT. L.P.; thence (11) along the lands now or formerly of Keystone Lodging ENT. L.P., S 71° 22’ 38” E 167.00 feet to the point or place of beginning.
Containing approximately 69 Acres.
All as shown on a plan entitled Boundary Survey Plan Showing Lands Of Pabst Brewing Company, a Delaware Corporation, Located In Upper Macungie Township, Lehigh County, PA, Prepared For Guinness UDV North America, Inc.”, dated December 4, 2001, bearing File Number #S-9870, (Sheets 1 and 2 of 2), as prepared by The Pidcock Company, Civil Engineers • Architects • Land Planners • Surveyors, Allentown, Pennsylvania.
The above-described property is subject to the following:
(a)	Encroachments, overlaps, boundary line disputes, and any other matters which would be disclosed by an accurate survey and inspection of the premises.

(b)	Easements, or claims of easements, not shown by the public records

(c)	Modification of Easement Agreements and Consent to Use as in Misc. Book Vol. 842, page 1156.

(d)	Easements as set forth in Deed Book Vol. 1455, page 1.

(e)	Agreement of Easement between The F & M Schaefer Brewing Co. and Pennsylvania Power & Light Company as in Misc. Book 350, page 452.

(f)	Rights granted to Pennsylvania Power & Light Company as in Misc. Book 348, page 339 and Misc. Book 722, page 70.

(g)	Rights granted to The Bell Telephone Company of Pennsylvania as in Misc. Book 348, page 1155 and Misc. Book 357, page 297.

(h)	Rights granted to UGI Utilities, Inc. as in Misc. Book 736, page 903.

(i)	Easement Agreement and Assignment of Easement Reservation as in Misc. Book 715, page 711 and additional Easement Agreement as in Misc. Book 805, page 442 and Consent and Modification of Easement Agreement as in Misc. Book 815, page 218.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(j)	Easement granted to Lehigh County Authority as in Misc. Book 462, page 633, Misc. Book 494, page 1064, Misc. Book 558, page 175 and Misc. Book 715, page 767.

(k)	Easement granted to Upper Macungie Township Authority as in Misc. Book 502, page 783.

(l)	Easement Agreement and Consent as in Misc. Book 437, page 454, Amendment No. I thereto as in Misc. Book 441, page 406 and Acknowledgement and Consent thereto as in Misc. Book 626, page 379.

(m)	Amendment between The Stroh Brewery Company and Lehigh County Authority to an agreement dated June 12, 1970 as in Misc. Book 520, page 1106.

(n)	Consent Agreement as in Misc. Book 786, page 763.

(o)	Portions of Fogel Road (T-523B) vacated by Ordinance No. 3-93 and Ordinance No. 1-95 as shown on Boundary Survey Plan showing lands of Pabst Brewing Company prepared for Guinness UDV North America, Inc. by The Pidcock Company dated Dec. 4, 2001 #S-9870.

(p)	All other encumbrances appearing of record provided the same do not affect the marketability of title to the property.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT B
Survey

F:\BLOCKS\MASTERS\8_5x11-survey.DWG

NOT DEPICTED:
UTILITIES;
"ACT 187" NOTIFICATION NOT PERFORMED;
EXCEPTIONS IN TITLE REPORT;
EASEMENTS, RECORDED AND UNRECORDED;
ENCROACHMENTS.
S.R. 0078, I-78, U.S. RTE. 22
FORMERLY L.R. 443
N 50°12'22" E
7.35'
N 75°05'17" E
1,481.57'
LEGAL R/W LINE FOR LIMITED ACCESS
N 75°05'17" E
1,507.30'
LEGAL R/W LINE FOR LIMITED ACCESS
N 5°52'22" E
47.85'
I.PIN(FND.)
23.06'
PORTION OF FOGEL ROAD (T-5238) VACATED BY ORDINANCE NO. 3-93
1,923.06'
1,900.00'
PREFCO FIFTEEN LIMITED PARTNERSHIP DBV.1657, PG.293
PORTION OF FOGEL ROAD (T-5238) VACATED BY ORDINANCE NO. 1-95
GREAT SPRING WATERS OF AMERICA, INC. DBV. 1542, PG.786
N 30°52'38" W
R.R.SPIKE(FND.)
I.PIN(FND.)
I.PIPE(FND.)
75.55'
S 37°00'43" E
LEHIGH COUNTY INDUSTRIAL DEVELOPMENT AUTHORITY DBV.1375, PG.978
1,590.69'
1,866.24'
DBV. 1631, PG. 346
AREA = 69.002 ACRES
KEYSTONE LODGING ENT. L.P. DBV.1692, PG.920
I.PIPE(FND.)
I.PIN(FND.)
S 71°22'35" E
167.00'
POINT OF BEGINNING
S 16°57'22" E
149.98'
MATCH LINE SHEET 2
S 59°07'22" W
58.65'
I.PIN(FND.)
965.07'
I.PIN(FND.)
S 59°06'42" W
MINNESOTA MINING AND MANUFACTURING COMPANY DBV.1468, PG.834
CHD.DIST.=398.58'
CHD.BRG.=N 88°52'49" W
L=420.10' T=235.02'
Δ=64°00'55" R=376.00'
CHD.DIST.=274.61'
CHD.BRG.=S 82°38'08" W
L=282.48' T=149.75'
Δ=47°02'55" R=344.00'

SHEET 1 OF 2

DRAWN BY: CSW CHECKED BY: RCS FIELD BOOK TOS CAD FILE: CWDREW PROJ. NO. 01-153	BOUNDARY SURVEY PLAN SHOWING LANDS OF PABST BREWING COMPANY, A DELAWARE CORPORATION LOCATED IN UPPER MACUNGIE TOWNSHIP, LEHIGH COUNTY, PA PREPARED FOR GUINNESS UDV NORTH AMERICA, INC.	THE PIDCOCK COMPANY CIVIL ENGINEERS • ARCHITECTS LAND PLANNERS • SURVEYORS ALLENTOWN, PENNSYLVANIA SCALE: 1"=300' | DATE: DEC. 4, 2001 | #S-9870

"NOT PUBLISHED: ALL RIGHTS RESERVED BY THE PIDCOCK COMPANY."

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

F:\BLOCKS\MASTERS\8_5x11-survey.DWG

POINT OF BEGINNING
KEYSTONE LODGING ENT. L.P.
DBV.1692, PG.920
MATCH LINE SHEET 1
SYCAMORE ROAD
T-908
KEYSTONE LODGING ENTERPRISES
DBV.1628, PG.654
ACCESS EASEMENT
VOL.1455, PG.1
MINNESOTA MINING AND MANUFACTURING COMPANY
DBV.1468, PG.834
R/W LINE
STROH DRIVE
T-907
R/W LINE
S.R.0100
LPIN(FND.)
(a)
(b)
(c)
(d)

PROPERTY TIE

(a) N 24°26'21" W 80.11'

(b) Δ=43°29'37" R=542.96'
L=412.16' T=216.58'
CHD.BRG.=S 86°52'33" W
CHD.DIST.=402.34'

(c) N 71°22'38" W 239.75'

(d) N 59°46'17" W 165.85'

SURVEYOR'S CERTIFICATION

I CERTIFY TO CHICAGO TITLE INSURANCE COMPANY, DAY, BERRY & HOWARD, LLP, AND GUINNESS UDV NORTH AMERICA, INC., THAT THE PROPERTY BOUNDARY SHOWN ON THIS PLAN ACCURATELY DEPICTS THE LANDS DESCRIBED IN "SCHEDULE A - DESCRIPTION" OF TITLE COMMITMENT NO. 8101-00491, DATED OCTOBER 20, 2001, AS PREPARED BY CHICAGO TITLE INSURANCE COMPANY.

12/04/01
DATE

RICHARD C. STESKAL, P.L.S. CERT.NO. SU-026848-E
THE PIDCOCK COMPANY
2451 Parkwood drive
Allentown, PA 18103

SHEET 2 OF 2

DRAWN BY: CSW CHECKED BY: RCS FIELD BOOK TDS CAD FILE: CWBREW PROJ. NO. 01-153	BOUNDARY SURVEY PLAN SHOWING LANDS OF PABST BREWING COMPANY, A DELAWARE CORPORATION LOCATED IN UPPER MACUNGIE TOWNSHIP, LEHIGH COUNTY, PA PREPARED FOR GUINNESS UDV NORTH AMERICA, INC.	THE PIDCOCK COMPANY CIVIL ENGINEERS • ARCHITECTS LAND PLANNERS • SURVEYORS ALLENTOWN, PENNSYLVANIA SCALE: 1"=300' / DATE: DEC. 4, 2001 / #S-9870

"NOT PUBLISHED; ALL RIGHTS RESERVED BY THE PIDCOCK COMPANY."

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT C
Excluded Equipment and Property
The following equipment shall not be included in the Equipment to be transferred from Seller to Buyer pursuant to the Agreement:
[ * ]

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT D
Operating Agreements
[ * ]

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT E
Transition Plan
Transition Plan
During the Transition Period, Seller and Buyer shall work cooperatively to assure a smooth transition of control of the operations of the Premises from Seller to Buyer, to support Buyer’s reasonable Due Diligence, and after Due Diligence, to support Buyer’s evaluation and testing of the brewing process and any investment Buyer deems necessary to make at Buyer’s expense to startup up the brewing process and prepare for the racking and bottling of Buyer’s products after the Closing Date.
To that end, Seller and Buyer agree to proceed as outlined in this Transition Plan. Buyer and Seller shall respond in a timely fashion to all reasonable requests of Buyer or Seller for information, support, decisions, meetings, or resources, provided that any reasonable out of pocket costs incurred by Seller in supporting Buyer’s request shall be reimbursed to Seller, and that nothing in this agreement shall require Seller to take any action that would impair Seller’s ability to produce its own products. Further, to the extent of any conflict between the terms of this Transition Plan and the Agreement, the provisions of the Agreement shall govern. Terms used but undefined in this Agreement shall have the definitions set forth for such terms in the Agreement.
1. Representatives, Buyer Project Team. Seller and Buyer shall each appoint a lead representative (respectively, “Seller’s Representative” and “Buyer’s Representative”, and collectively the “Representatives”) to be its spokesperson for all matters arising during the Transition Period. The initial Representatives are as follows:
Seller – [ * ]
Buyer – [ * ]
Each party may change its Representative in its discretion by providing written notice to the other party. Each party shall also have discretion in determining its own transition team. All communication between the parties will copy the Representatives. It is the intention that as soon as practical the Representatives shall be based at the Premises on a full time basis during the Transition Period; provided, however, that each of Buyer and Seller shall designate in writing to the other an alternative Representative to act in the event the individuals identified in this Paragraph 1 above are not on the Land or otherwise available.
Seller and Buyer authorize the Representatives to make written changes to this Transition Plan as they jointly see fit and mutually agree so that the projects and operations contemplated herein flow smoothly and efficiently.
Buyer shall be entitled to create a Project Team of Buyer’s employees and consultants that are based on the Premises (see Office Space, paragraph 3, below). All consultants will be required to execute and deliver confidentiality agreements covering both Buyer’s and Seller’s confidential information.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

2. Review Meetings. During the Transition Period, Buyer’s Representative shall meet at least monthly with Seller’s Representative to review the status of transition issues and projects and progress against any plans, as and to the extent reasonably requested by Buyer’s Representative. Participation in such review meetings shall include such other Seller and Buyer personnel, as either Seller’s Representative or Buyer’s Representative may deem appropriate.
3. Office Space. During the Transition Period, Seller shall provide Buyer’s personnel with such office space on site at the Premises, as Buyer may reasonably request at no cost to Buyer. Buyer shall provide its own phones, computers and other normal office equipment and supplies. Seller shall facilitate Buyer obtaining access to internet and to external phone lines at Buyers expense.
4. Access. Throughout the Transition Period, Seller shall afford Buyer with such access to the Premises and to those of Seller’s personnel charged with management and oversight of Seller’s operations at the Premises as Buyer may reasonably request, with the understanding that such access shall be afforded in a manner so as to minimize potential disruption to Seller’s continuing operations. Seller shall also provide Buyer with such information, records, and the like, as Buyer may reasonably request. The Representatives shall work cooperatively to develop access guidelines for the efficient and controlled access to the Premises, including but not limited to safety, notice and permission process, confidentiality, training, supervision, and permitted areas.
5. Cooperation during Due Diligence. In addition to any requirements contained in the Agreement, including but not limited to Section 5.5, Seller shall, upon the reasonable request of Buyer, join in meetings and negotiations with local governmental agencies and authorities and with suppliers and service providers with respect to the assignment, extension or other changes to water or wastewater agreements and Operating Agreements.
6. Post-Due Diligence Period Activities. Upon the expiration of the Due Diligence Period and after the payment of the $10,000,000 total Deposit by Buyer, unless Buyer shall have terminated the Agreement for the Premises:
(a) Buyer shall be entitled to commence, at its sole expense, testing and such capital improvements to the Premises, as Buyer deems necessary or appropriate, in its sole discretion (but potentially including the listing at Section 8 below);
i. Buyer shall develop detailed project plans for the entire Transition Period. Each project plan and any changes or alterations to an approved plan that could affect Seller’s operations or that require Seller resources, shall be submitted to Seller’s Representative for approval, which approval will not to be unreasonably withheld or delayed. Seller’s Representative shall be allowed reasonable time for the review and approval of the project plans.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ii. As part of the project planning process, Buyer shall develop schedules for testing of the processes in the brewhouse and cellar area in coordination with Seller’s Representative. It is understood that it may be necessary to engage the services of some of Seller’s employees in order to implement such testing. Seller will not unreasonably withhold or delay its consent to providing, at a reasonable fee, such employees for this purpose. Buyer shall provide Seller reasonable notice of schedules and intent to engage Seller’s employees for this purpose, provided that Buyer shall provide Seller with reasonable notice of such testing schedules and detailed information regarding the number of employees needed to implement such testing, if any, and extent of such employees involvement.
iii. Projects that will have an unavoidable negative impact on Seller’s operations which cannot be reasonably compensated for, shall be delayed in execution until after Closing Date. Such projects requiring execution delay, may be detailed, designed and priced by Buyer during the Transition Period.
(b) Buyer’s Representative shall be informed of and entitled to participate in all Seller staff meetings that relate to the operations of the Premises, except as they relate to confidential Seller business and/or product information.
(c) Seller agrees to maintain Preventative Maintenance practices, Building and Grounds Maintenance, and general Premises upkeep at the same monthly spending level [ * ]. Seller will as soon as possible, provide details of such baseline spending level, and will provide reports of monthly ongoing spending to Buyer. The parties acknowledge and agree that capital investments made during this 12-month period are excluded.
(d) If Seller identifies a Major Capital Investment (as defined in Section 10.1 of the Agreement) that Seller is not obligated to complete, Seller’s Representative will meet with Buyer’s Representative to review the matters with Buyer and determine if Buyer would like to assume cost responsibility for the Major Capital Investment at Buyer’s sole discretion.
Seller and Buyer will work cooperatively together on items required to be in place at Closing in order for Buyer to perform the Packaging Services Agreement of even date herewith. The Seller Representatives and Buyer Representatives will work cooperatively together with the Relationship Managers (as defined in the Packaging Services Agreement) to develop and implement a project plan to ensure smooth startup post Closing of the Packaging Services Agreement. For avoidance of doubt, Boston Beer is not required to pay Seller’s out of pocket costs for Seller’s participation on items covered by this paragraph.
7. Seller Personnel.
(a) Except to the extent otherwise provided in the Agreement, Seller shall use commercially reasonable efforts to (i) maintain its work force at the Premises throughout the Transition Period and (ii) assure that such work force will be available to become employees of Buyer or an affiliate of Buyer upon the Closing.
(b) Buyer and Seller agree to develop employee communication plan that will present employees with the appropriate details and impact of the transition, and be designed to retain such employees and provide for smooth and efficient operation of the Premises prior and after Closing. Buyer and Seller acknowledge that a potential impact of this transition is the distraction of employees away from Seller’s products and processes towards the Buyer and the brewhouse, and therefore Buyer and Seller agree to review this in each Review Meeting, and to establish programs, communication and controls to attempt to minimize such impact. Seller’s Representative shall be given a reasonable time to review each such project plan.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(c) Buyer acknowledges that it will not give instructions to Seller employees that incur costs for Seller without obtaining the Seller’s Representatives prior approval. Seller agrees to provide, at a reasonable fee, Seller’s employees to Buyer to reasonably assist Buyer during the Transition Plan at Buyer’s reasonable request upon reasonable notice.
8. List of Projects contemplated by Buyer under Section 6(a) above (nothing in this section will require Buyer to initiate these projects or prevent Buyer from adding projects)
[ * ]

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT F
[Intentionally Omitted]

EXHIBIT G
Bill of Sale
For good and valuable consideration, the receipt of which is hereby acknowledged, DIAGEO NORTH AMERICA, INC., a Connecticut corporation (“Seller”), does hereby sell, transfer, and convey to BOSTON BEER CORPORATION, a Massachusetts corporation (“Buyer”), all of Seller’s rights, title and interest in and to the Equipment and the Sign and all warranties, guaranties, permits and licenses relating to the Appurtenances, Equipment and the Sign, to the extent assignable (collectively, the “Property”). All capitalized terms used herein, but not defined herein, shall have the meanings set forth in the Contract of Sale (as hereinafter defined).
Seller has executed this Bill of Sale and BARGAINED, SOLD, TRANSFERRED, CONVEYED and ASSIGNED the Property and Buyer has accepted this Bill of Sale and purchased the Property AS IS AND WHEREVER LOCATED, WITH ALL FAULTS AND WITHOUT ANY REPRESENTATIONS OR WARRANTIES OF WHATSOEVER NATURE, EXPRESS, IMPLIED, OR STATUTORY, EXCEPT AS EXPRESSLY SET FORTH HEREIN AND IN THE CONTRACT OF SALE BETWEEN SELLER AND BUYER, DATED AS OF                     , 2007 (the “CONTRACT OF SALE”), THE TERMS OF WHICH ARE EXPRESSLY INCORPORATED HEREIN.
Dated this                      day of                     , 200                    .

SELLER:	DIAGEO NORTH AMERICA, INC., a Connecticut corporation

By:
Name:
Title:

BUYER:	BOSTON BEER CORPORATION, a Massachusetts corporation

By:
Name:
Title:

EXHIBIT H
Packaging Services Agreement

PACKAGING SERVICES AGREEMENT
BETWEEN
DIAGEO NORTH AMERICA, INC.
AND
BOSTON BEER CORPORATION
MADE AS OF
August 1, 2007

PACKAGING SERVICES AGREEMENT
THIS AGREEMENT is made as of August 1, 2007 between DIAGEO NORTH AMERICA, INC., a Connecticut corporation (“Diageo”), and BOSTON BEER CORPORATION, a Massachusetts corporation (“Boston Beer”),
RECITALS
WHEREAS, Diageo and Boston Beer have entered into a contract of sale of even date herewith (the “Contract of Sale”) pursuant to which Diageo has agreed to sell the production facility located at 7880 Penn Drive, Breinigsville, PA (the “Lehigh Valley Brewery”) to Boston Beer;
WHEREAS, after the sale of the Lehigh Valley Brewery to Boston Beer, Diageo desires to continue the production of the Products (as defined herein) at the Lehigh Valley Brewery according to the terms and conditions set forth herein; and
WHEREAS, upon the purchase of the Lehigh Valley Brewery, Boston Beer shall be willing and able to provide, or cause to be provided, blending, packaging, repackaging, warehouse and shipping services according to the terms and conditions set forth herein.
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:
ARTICLE 1
INTERPRETATION
Section 1.1 Specific Definitions
In this Agreement, the following terms have the respective meanings assigned to them:
“Affiliate” of a Person shall mean any other Person that directly or indirectly controls, is controlled by, or is under common control with, such Person. “Control” including, with correlative meaning the terms “controlled by” and “under common control with” as used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, contract or otherwise.
“Agreement” means this Packaging Services Agreement, including its recitals and schedules, as amended from time to time.
“Alternating Proprietorship” has the meaning set forth in 27 C.F.R. Part 25 and Alcohol and Tobacco Tax and Trade Bureau Industry Circular 2005-2.
“Available Production Capacity” has the meaning as set forth in Schedule F.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

“Bottling Fee” has the meaning set forth in Section 5.1 and Schedule D.
“Boston Beer” means Boston Beer Corporation, a Massachusetts corporation.
“Brand Technical Manual” has the meaning set forth on Schedule B.
“Business Day” means a day other than a Saturday, Sunday or statutory holiday in Pennsylvania.
“C-TPAT” has the meaning set forth in Section 2.12(c).
“Case” means twenty-four bottles of either 11.2 ounces or 12 ounces, or 12 bottles of 24 ounces.
“Case Unit” has the meaning set forth in Section 2.4(b).
“Code” means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.
“Contract of Sale” has the meaning set forth in the recitals to this Agreement.
“Diageo” means Diageo North America, Inc., a Connecticut corporation.
“Diageo Performance” shall mean the performance of the Lehigh Valley Brewery under Diageo ownership as measured by KPIs, Brand Technical Manual and other relevant measures [ * ].
“Disaster Recover Plan” shall mean crisis management, business continuity and contingency plans.
“Effective Date” shall mean the effective date of this Agreement, which shall be the date on which Boston Beer purchases the Lehigh Valley Brewery from Diageo in accordance with the Contract of Sale.
“Force Majeure Events” has the meaning set forth in Section 7.2.
“Forecast” has the meaning set forth in Section 2.4(a).
“Government Authority” means any federal, national, state, municipal or local government, administrative or legislative body, governmental or regulatory agency or authority, bureau, commission, court or department.
“Indemnified Parties” has the meaning set forth in Section 8.5.
“Indemnifying Party” has the meaning set forth in Section 8.5.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

“Ingredients” means any material (including chemicals but excluding water) used by Diageo in the production of the Products, but excludes Packaging Supplies and Packaging Materials.
“JAMS” has the meaning set forth in Section 13.11.
“Know-How” means the technical, manufacturing and processing knowledge, data, specifications, recipes, drawings and information (whether or not known to the public) that is proprietary to Diageo and is necessary to manufacture, bottle, and package the Products in accordance with this Agreement.
“KPI” means Key Performance Indicators as specified in Schedule J.
“Laws” means any applicable federal, national, state, municipal or local law, statute, ordinance, rule, regulation, code, order, judgment, injunction or decree.
“Lehigh Valley Brewery” has the meaning set forth in the recitals to this Agreement.
“Lehigh Valley Standard” has the meaning set forth in Section 2.7(c) of this Agreement.
“Loss” shall mean any damage, claim, loss, charge, action, suit, proceeding, deficiency, tax, interest, penalty and reasonable costs and expenses (including reasonable attorneys’ fees).
“New Products” has the meaning set forth in Section 2.11.
“Occupation” has the meaning set forth in Section 2.1 of this Agreement.
“Other Products” means all products produced at the Lehigh Valley Brewery (whether for Boston Beer or one of its Affiliates or for a third party) that are not included in the Products.
“Packaging Fee” shall be collectively the Bottling Fee and the Repack Fee payable to Boston Beer for its services hereunder as set forth in Section 5.1 and Schedule D.
“Packaging Materials” means all packaging and related materials necessary for the packaging, storage and shipment of Products at the Lehigh Valley Brewery, including but not limited to glass, crowns, labels and corrugated packaging, but excluding Packaging Supplies.
“Packaging Supplies” includes glues, hot melt, shrink wrap and paper shipping labels, but excludes CO2, pallets, dunnage and other similar items.
“Parties” shall collectively mean Boston Beer and Diageo.
“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or other entity or organization.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

[ * ]
[ * ]
[ * ]
[ * ]
“Produced Products” shall be each days bottling or repack output and will include the Products bottled, any repack Product bottled, and any Products repacked.
“Production Request” has the meaning set forth in Section 2.5(a).
“Products” has the meaning set forth in Schedule A.
“Production Order” has the meaning set forth in Section 2.4(a).
“Relationship Manager” shall have the meaning set forth in Section 2.3(e) of this Agreement.
“Repack Fee” has the meaning set forth in Section 5.1 and Schedule D.
“Ship”, “Shipping”, “Shipped”, “Shipment” or other similar terms as used with respect to the delivery of the Products or making Products available for shipment at the Lehigh Valley Brewery.
“Taxes” means all federal, state, municipal or local taxes, including income, gross receipts, value added, goods and services, severance, property, production, sales, use, duty, license, excise, franchise, employment, withholding or similar taxes, together with any interest, additions or penalties with respect thereto and any interest in respect of such additions or penalties.
“Term” has the meaning set forth in Section 7.1.
“Trademarks” means the trademarks described on Schedule C.
“TTB” means the Alcohol and Tobacco Tax and Trade Bureau of the U.S. Department of the Treasury or successor agency.
“Weekly Production Capacity” has the meaning set forth in Section 2.7(b).
“Weekly Production Capacity per Shift” means one-third of the Weekly Production Capacity.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 1.2 Other Interpretation Provisions
(a) The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.
(b) The terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.
(c) The terms “Dollars” and “$” shall mean U.S. Dollars.
(d) References herein to a specific Article, Section or Schedule shall refer, respectively, to Articles, Sections or Schedules of this Agreement, unless the express context otherwise requires.
(e) Wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”.
Section 1.3 Statutory References
Unless otherwise specifically herein provided, a reference in this Agreement to any statute is to that statute as now enacted or as the same may from time to time be amended, re-enacted or replaced and includes any regulations made thereunder.
Section 1.4 Schedules
The following are the Schedules to this Agreement:

Schedule A	-	Products
Schedule B	-	Brand Technical Manual
Schedule C	-	Trademarks
Schedule D	-	Packaging Fee Schedule
Schedule E	-	Available Packaging Capacity
Schedule F	-	Available Warehouse Capacity
Schedule G	-	Provision to Diageo of Production/Shipping Information
Schedule H	-	Diageo KPIs
Schedule I	-	Minimum Run Guidelines
Schedule J	-	Material Incident Report Policy

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 2
ALTERNATING PROPRIETORSHIP
Section 2.1 Intent to Alternate
It is the intent of the Parties to establish an Alternating Proprietorship relationship in accordance with the rules and regulations established by the TTB, as amended from time to time, whereby Diageo will function as the brewer when the Products are produced and packaged at the Lehigh Valley Brewery (the “Occupation”). From immediately prior to the commencement of the brewing process, and for all times thereafter, Diageo shall own all Ingredients, Packaging Materials, work in progress, finished goods etc. and shall bear the full risk of loss.
If an Alternating Proprietorship is not established based on the terms of this Agreement, the Parties agree to renegotiate this Agreement in good faith to establish an Alternating Proprietorship, provided that Diageo shall reimburse Boston Beer for any agreed incremental costs to Boston Beer due to change in the Agreement. If an Alternating Proprietorship is not established as of the Effective Date, Diageo will reimburse Boston Beer for any excise tax or other Tax on the production of the Products by Boston Beer, or any other cost increases that are incurred by Boston Beer, due to the absence of such an Alternating Proprietorship arrangement
Section 2.2 Occupation of Brewery
(a) Boston Beer grants to Diageo the right to occupy the Lehigh Valley Brewery for the purpose of storing Ingredients and Packaging Materials, manufacturing, processing, blending, packing, repacking, and storing its Products as provided for in this Agreement. Nothing in this Agreement shall in any way be construed to grant Diageo any property interest in the Lehigh Valley Brewery.
(b) During the course of an Occupation, upon at least 24-hours prior notice to Boston Beer’s Plant Manager of the Lehigh Valley Brewery (except in the event of an emergency involving an injury or actual or likely production stoppage, in which case Diageo shall provide notice as promptly as practicable), Diageo shall be entitled to full supervised access to the Lehigh Valley Brewery, including but not limited to the ability to review and monitor the practices and procedures relating to the production, packaging, repacking, storage and shipment of Products and to take routine line samples of the Products at any time; provided that Diageo will in no event have access to Boston Beer’s records, packaging materials, or other proprietary information or materials.
(c) Diageo shall keep books and records (using Boston Beer employees for record keeping as appropriate) related to the production of the Products at the Lehigh Valley Brewery, separate and apart from the books and records of Boston Beer. Upon at least 24 hours prior notice to Boston Beer, Diageo shall have supervised 24-hour access to such books and records.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 2.3 Employees
(a) Boston Beer shall utilize its employees as necessary to produce Diageo’s Products in accordance with this Agreement. Such employees shall at all times remain employees of Boston Beer. Boston Beer shall at all times retain the sole authority to hire and fire employees, including but not limited to those employees producing Products for Diageo.
(b) Boston Beer shall at all times be responsible for the payment of wages and benefits to its employees, including those producing Products for Diageo. Diageo shall pay Boston Beer for the services of such employees as part of the Packaging Fee in accordance with this Agreement. Diageo shall have no obligations with respect to Boston Beer’s employees.
(c) Boston Beer will provide all employees necessary for the production of the Products at the Lehigh Valley Brewery.
(d) During the Occupation, Boston Beer will use reasonable business efforts to ensure the services performed pursuant to this Agreement are at a level consistent with Diageo Performance.
(e) At least one hundred and twenty (120) days prior to the Effective Date, Diageo and Boston Beer shall each designate an employee (“Relationship Manager”) who shall serve as the primary contact on behalf of their respective companies to work cooperatively together on startup and continuity of production matters, to ensure good communication relating to business matters, discussion and problem solving. At a mutually convenient time each calendar quarter during the Term, the Relationship Managers will meet at the Lehigh Valley Brewery to review the Parties’ performance for the previous quarter and discuss operational and any other issues between the Parties (“Quarterly Business Review Meeting”). At such Quarterly Business Review Meetings, the Parties will identify and evaluate, any continuous improvement opportunities for the benefit of both Parties.
Section 2.4 Forecasts
(a) At least twenty (20) Business Days prior to the commencement of each calendar month during the Term, beginning three (3) months prior to the Effective Date, Diageo shall provide to Boston Beer a good faith volume estimate of Diageo’s requirements for the bottling or repack of Products [ * ].

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(b) The Parties acknowledge that, except as they may otherwise agree, the Products shall primarily be produced in “Case Units” consisting of (i) twenty-four 12 ounce bottles or twenty-four 11.2 ounce bottles, whether packaged as a twenty-four bottle loose Case, a four six-pack Case or a two twelve-pack Case (each a “Case Unit”), and (ii) twelve twenty-four ounce bottles (each a “Case Unit”). Diageo shall promptly notify Boston Beer in the event of a material change in Diageo’s volume or Product mix estimate contained in any Forecast to facilitate Boston Beer’s planning.
(c) The Forecast shall be itemized by Product, by package configuration and by mix pack type, and shall include the bottled Product required for planned repack production.
Section 2.5 Production Requests
(a)  [ * ].
(b) The Parties acknowledge that a shift consists of forty (40) operating hours per week, and Boston Beer will only be required to add shifts upon four weeks notice from Diageo, and if a shift is added, it shall be for a minimum of eight weeks production for Diageo; provided that Boston Beer will reasonably consider requests to add shifts on less than four weeks notice and/or for less than a minimum of eight weeks production on terms acceptable to the Parties.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 2.6 No Minimum Volume Guarantees
Boston Beer acknowledges that there are no contractual minimum volume guarantees under this Agreement, and Boston Beer hereby releases Diageo from any claim of any guaranteed or minimum volume, except volume committed for Production Requests and/or Production Orders.
Section 2.7 Staffing; Allocation of Capacity; Lehigh Valley Standard
(a) Boston Beer shall maintain sufficient staffing and line capacity at the Lehigh Valley Brewery to fulfill the Production Requests [ * ].
(b) The weekly production capacity (“Weekly Production Capacity”) of [ * ] shall be based on five (5) days a week, eight (8) hours per shift, and(3) three shifts per day, and shall be calculated based on [ * ], unless Boston Beer and Diageo mutually agree on an altered capacity, and Diageo agrees to pay overtime charges pursuant to Section 2.5(b).
(c) [ * ].
Section 2.8 Sampling
Boston Beer shall submit and ship to Diageo, at Diageo’s cost, samples of each production run of the Products to such locations as Diageo may reasonably request, at Diageo’s cost.
Section 2.9 Rejected Products
(a) If Diageo rejects any Products, or samples thereof, due to the fact that such Products, or such samples thereof, fail to conform to the terms of this Agreement, Diageo will notify Boston Beer in writing of such failure and will provide samples of such Products, if available, or such samples thereof, to Boston Beer for its inspection. If Boston Beer disputes Diageo’s judgment as to whether such Products, or such samples thereof, conform to the terms of this Agreement, Boston Beer shall notify Diageo in writing thereof within five (5) Business Days of receipt of such notice from Diageo. If such dispute cannot be promptly resolved by the parties, the matter in dispute shall be resolved in the manner set forth in Section 13.11.
(b) If (i)Boston Beer agrees with Diageo’s judgment as to whether such Products, or such samples thereof, fail to conform, (ii) Boston Beer fails to respond to Diageo’s notice within such five (5) Business Day period, or (iii) Boston Beer disagrees with Diageo’s judgment but such Products or such samples thereof are determined pursuant to Section 13.11 to fail to conform, then the Products shall be deemed rejected products (“Rejected Products”). Rejected Products shall be handled or disposed in accordance with Diageo’s written instructions as given to Boston Beer.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 2.10 Equipment and Parts
(a) The Parties agree that no change parts or modifications to the Lehigh Valley Brewery are necessary for the production of the current volume of Products in their current package configurations and liquid specifications, as specified in Schedule A, in volumes consistent with the volumes produced while the Lehigh Valley Brewery was operated entirely by Diageo [ * ].
(b) Diageo shall pay for all equipment, change parts and/or modifications to the Lehigh Valley Brewery that are or become reasonably necessary for the production of New Products (as defined below); for a material change in the recipe, formulation or specifications of a Product; or for new package configurations, if any. Upon termination of this Agreement, if requested by Boston Beer, Diageo shall remove such equipment, change parts and/or modifications at its expense and shall, if needed, repair or reimburse Boston Beer for the reasonable and necessary cost of returning the affected parts of the Lehigh Valley Brewery to their condition prior to their installation, normal wear and tear excluded.
Section 2.11 New Products
Boston Beer shall support Diageo requests for new Products (“New Products”), and Schedule A shall be amended to include such New Product, provided that
(a) New Products shall not be allowed when in Boston Beer’s reasonable opinion the New Products would negatively impact the ability of Boston Beer to produce Other Products or will reduce the capacity of the Lehigh Valley Brewery, or require a material change to the facility.
(b) Should Diageo wish to add a New Product, it shall provide Boston Beer with process details and product specifications sufficient for Boston Beer to evaluate the cost, timing and equipment requirements for the production of the New Product. Within two (2) weeks of the receipt of all of such information, Boston Beer shall submit to Diageo in writing the increase in the Bottling Fee as a result of the addition of such New Product, if any, which increase shall be calculated by Boston Beer to produce similar operating margin dollars (Packaging Fee minus variable costs) per Case Unit to the existing Products, where variable costs include but are not limited to costs for any changeovers, complexity or other added costs associated with the New Product. If the production of such New Product will require any capital investment or causes Boston Beer to incur any significant implementation costs, Boston Beer shall, within a commercially reasonable period of time, provide Diageo with detail of such costs and the time required for such implementation. Boston Beer shall not proceed with the capital investments or incur such implementation costs without the prior written consent of Diageo.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(c) Diageo shall pay all approved capital costs and implementation costs of introducing the New Product, and provide technical support and assistance in the startup, testing and approving the production process. Boston Beer shall not be liable for any failure or production default for New Products until both Boston Beer and Diageo have witnessed and approved three successful production runs.
Section 2.12 Security Procedures and Systems.
(a) Boston Beer shall operate and maintain the Lehigh Valley Brewery in a safe and secure manner at all times. Boston Beer shall adopt and adhere to such security procedures and systems as are required by applicable law and as are reasonably necessary or advisable to maintain the integrity, security and restricted access to the Lehigh Valley Brewery and the Products, Packaging Materials, Ingredients and Disaster Recovery Plan.
(b) Boston Beer shall ensure that it and its employees, agents and sub-contractors comply, within the Lehigh Valley Standard, and co-operate with all security measures required by Diageo from time to time, whether at the Lehigh Valley Brewery, during transit or otherwise for the security of the Products, Packaging Materials, Ingredients, confidential information, records and data and all other assets used in connection with this Agreement.
(c) Without limiting the foregoing, Boston Beer will comply with the U.S. Customs Trade Partnership Against Terrorism security program (“C-TPAT”) at all times during the term of the Agreement. Boston Beer will complete Diageo’s C-TPAT security survey and certify compliance with C-TPAT to Diageo through written confirmation from time to time as reasonably requested by Diageo.
(d) Diageo shall provide to Boston Beer a copy of its Disaster Recovery Plan covering crisis management planning, business continuity procedures and contingency plans for the Lehigh Valley Brewery. As soon as practicable after the start of production under this Agreement, Boston Beer shall provide to Diageo a copy of its Disaster Recovery Plan covering crisis management planning, business continuity procedures and contingency plans. Diageo shall consider in good faith any such plans and procedures and the Parties shall negotiate with a view to agreeing any amendments to such plans or procedures which Diageo may from time to time suggest.
(e) In the event of a Force Majeure Event, Boston Beer shall use reasonable commercial efforts to comply with any relevant provisions of Boston Beer’s Disaster Recovery Plan.
(f) Diageo may from time to time require Boston Beer to assist in the testing of the Disaster Recovery Plan, and Boston Beer shall conduct such test on reasonable notice from Diageo provided that Diageo shall pay any out of pocket costs incurred by Boston Beer in doing such test.
(g) Diageo shall pay for any changes in processes, security or systems that Diageo requires to be implemented by Boston Beer at the Lehigh Valley Brewery under this Section, if such was not previously installed or implemented by Diageo at Lehigh Valley Brewery prior to the Effective Date.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 2.13 Compliance with Risk Management Standards
(a) Boston Beer shall at all times comply, within the Lehigh Valley Standard, (and, where appropriate, shall ensure that each of its employees, agents and sub-contractors comply) with the applicable sections of the Diageo Global Risk Management Standards, as amended or supplemented from time to time.
(b) Boston Beer shall at the request of Diageo carry out an annual audit of its compliance with the Diageo Global Risk Management Standards, and shall, at the request of Diageo, as soon as reasonably practicable following such request, provide Diageo with a copy of any and all documentation in its possession or control to the extent it relates to such annual audit. Boston Beer shall allow Diageo to carry out an audit and inspection of the Lehigh Valley Brewery in order to verify such compliance.
(c) If Boston Beer’s annual audit or any Diageo audit of Boston Beer’s compliance with the Diageo Global Risk Management Standards reveals that Boston Beer does not comply with all or any of the Diageo Global Risk Management Standards, Boston Beer shall in good faith discuss its failure to comply with Diageo and use all reasonable efforts to rectify any specific identified failures.
Section 2.14 Compliance with Diageo Environmental Policy
Boston Beer will support compliance, within the Lehigh Valley Standard, with Diageo’s environmental policy, as amended or supplemented from time to time.
ARTICLE 3
QUALITY CONTROL
Section 3.1 Brand Technical Manual
Diageo shall have ultimate responsibility for and authority over every detail of the production process for the Products at the Lehigh Valley Brewery, with such responsibility and authority as to those parameters affecting the malt beverage taste and quality to be the same as if Diageo were the owner of the Lehigh Valley Brewery. Diageo’s current quality control specifications are included in the Brand Technical Manual attached hereto (see Schedule B). Boston Beer shall ensure that its employees will adhere, within the Lehigh Valley Standard, to such specifications and the procedures and other specifications set forth in the Brand Technical Manual, as it may be amended from time to time, provided that (a) such amendment does not adversely affect Other Product produced at the Lehigh Valley Brewery; (b) Diageo shall reimburse Boston Beer for any agreed incremental costs due to such amendment; and (c) Boston Beer need not exceed the Diageo Performance.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 3.2 Key Performance Indicators (“KPIs”)
Boston Beer agrees to maintain the performance of the Lehigh Valley Brewery against Diageo’s KPIs to the level of the Diageo Performance. Diageo will provide Boston Beer with its KPIs on a regular basis similar to its other copack relationships. If Diageo changes or requires a change to the KPIs after the execution date of this Agreement, Boston Beer will use commercially reasonable efforts to comply with the change, and Diageo shall reimburse Boston Beer for any agreed reasonable costs incurred by Boston Beer in connection with such changes.
Section 3.3 Improvements
Diageo and Boston Beer agree to pursue further opportunities to reduce cost, drive value creation and achieve other efficiencies associated with this Agreement.
ARTICLE 4
INGREDIENTS AND PACKAGING MATERIALS
Section 4.1 Ingredients
Diageo shall provide all Ingredients necessary for the production of the Products hereunder including the clear malt base or equivalent. All such Ingredients used by Diageo must meet the requirements set forth in the Brand Technical Manual.
Section 4.2 Packaging Materials
Diageo shall purchase and make available to Boston Beer at Diageo’s sole cost and expense all Packaging Materials required for the packaging of the Products hereunder.
Section 4.3 Release of Ingredients and Packaging Materials from Suppliers
Boston Beer shall issue release instructions to Diageo’s suppliers for Diageo Ingredients, Packaging Materials and any other Diageo supplied items. Boston Beer shall provide such releases based on Forecasts and approved Production Requests. Boston Beer will monitor such deliveries to the Lehigh Valley Brewery and to the extent Boston Beer becomes aware that a supplier appears unable or unwilling to meet the releases, immediately notify Diageo (within one (1) Business Day). Diageo is responsible for paying any costs incurred by Boston Beer due to Diageo supplier’s failure to deliver in accordance with the releases unless such failure was caused by Boston Beer negligence. Diageo is also responsible for paying any costs incurred by Boston Beer due to any Ingredients or Packaging Materials not meeting the Brand Technical Manual or directly causing a material degradation in the efficiency of the packaging line.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 4.4 Unusable Ingredients and Packaging Materials
If any Ingredients or Packaging Materials provided by or on behalf of Diageo are substandard, spoiled, unusable or fail to meet the specification set forth in the Brand Technical Manual or the related bills of lading or are otherwise damaged, Boston Beer will notify Diageo immediately by telephone and thereafter promptly (but in no event later than two (2) Business Days after receipt thereof) notify Diageo of such matters in writing together with an appropriate quality report, and segregate such Ingredients or Packaging Materials, for return to the appropriate supplier for full credit to Diageo. Boston Beer shall comply, within the Lehigh Valley Standard, with Diageo’s Material Incident Report Policy attached as Schedule J, as amended or supplemented from time to time. Boston Beer will otherwise act upon Diageo’s written instructions with respect to such Ingredients or Packaging Materials. For the avoidance of doubt, Diageo has the primary relationship with the suppliers of the Ingredients and Packaging Materials and, accordingly, Diageo shall be primarily responsible for requesting, negotiating and processing any and all back charges to the suppliers, and any such back charges shall be for the benefit of Diageo.
Section 4.5 Ownership; Segregation
(a) Boston Beer hereby recognizes and acknowledges that Diageo shall continue to hold title to, and ownership of, all of the Ingredients and Packaging Materials, as well as any change parts or any other items owned or provided by Diageo in connection with this Agreement, and proceeds thereof. Notwithstanding any other provision, or any law or judicial decision to the contrary, and irrespective of whether Diageo has made any filing under any applicable Uniform Commercial Code or otherwise provided public notice of its title to the ownership of the Ingredients and Packaging Materials, Boston Beer and Diageo hereby agree not to contest, deny, seek to invalidate or otherwise contravene Diageo’s title to and ownership of the Ingredients and Packaging Materials, including without limitation, contesting or seeking to prevent Diageo’s possession, removal, control or disposition of the Ingredients and Packaging Materials in any manner as Diageo may choose in its sole discretion. Boston Beer acknowledges that it does not have and shall not have any interest in or to any of the Ingredients and Packaging Materials.
(b) All Ingredients and Packaging Materials, and any other materials to the extent provided or paid, or to be paid for, by Diageo, shall be used exclusively for the purposes of the production and packing of the Products pursuant to this Agreement.
(c) Boston Beer warrants that all Ingredients and Packaging Materials, as well as the Products, shall remain free and clear at all times of any lien, encumbrance, security interest or financing arrangement of any type created by or through Boston Beer (or any of its Affiliates).
(d) Boston Beer shall keep all of the Ingredients and Packaging Materials, as well as the Products and any change parts or any other items owned or provided by Diageo in connection with this Agreement, clearly identified in its records as belonging to Diageo. Boston Beer further agrees that it shall clearly label as property of Diageo, and shall keep separate and not co-mingle, any of the Ingredients or Packaging Materials, or the Products, with any other ingredients, packaging materials, products or finished materials.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 5
PRICE AND PAYMENT
Section 5.1 Packaging Fee
Diageo shall pay Boston Beer, without deduction or offset, a bottling fee (the “Bottling Fee”) for each Case Unit of the Products bottled or a repack fee (the “Repack Fee”) for each Case Unit repacked under this Agreement as set forth in the Packaging Fee Schedule attached hereto as Schedule D. If Diageo authorizes overtime in writing pursuant to Section 2.5(b), Diageo shall pay an additional fee for such overtime as set forth in Schedule D.
Section 5.2 Invoicing; Payment
(a) [ * ].
(b) Boston Beer will invoice Diageo for any Fixed Payment due per Schedule D, [ * ].
(c) [ * ]
(d) [ * ]

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(e) Boston Beer and Diageo will work cooperatively to ensure that the Boston Beer invoice process and the Diageo payment process will enable Diageo to make smooth and timely payments to Boston Beer.
(f) Notwithstanding anything to the contrary contained herein, Boston Beer will not be entitled to any Packaging Fees and will receive no compensation for Rejected Products and will reimburse Diageo for the full cost of any Ingredients and Packaging Materials used to produce such Products (without the ability to offset for Loss Tolerances), and any accrued or paid Packaging Fees or other costs per Case of such Products and any freight with respect thereto, provided such rejection is contributable to negligence or willful misconduct by Boston Beer.
ARTICLE 6
WAREHOUSING AND SHIPPING
Section 6.1 Warehousing
The Packaging Fee provided herein shall include storage of packaged Products up to the warehouse limits as set forth in Schedule F. Boston Beer shall be entitled to charge Diageo an extra fee for the storage of Products that exceed the warehousing limits, provided that such fee shall not exceed [ * ] per Case Unit of Products per month or partial month of storage. The Packaging Fees include storage of reasonable quantities of Packaging Materials and Ingredients necessary to produce the Products as specified in Schedule F. Upon no less than five (5) Business Days notice to Diageo, Boston Beer may request that Diageo remove any materials that exceed the allowable storage limits, and in the event that Diageo fails to arrange to remove such excess materials within five (5) Business Days, then Boston Beer may make arrangements to remove such excess materials and, no earlier than twenty-four hours after informing Diageo of such arrangements, may remove such excess materials in accordance with such arrangements and any costs incurred by Boston Beer related to such removal shall be borne by Diageo, provided that Diageo has not given alternate instructions that can be implemented within the same time frame. Boston Beer shall store the Products in an orderly manner, in accordance with the Brand Technical Manual and using established good warehousing practices. On the first Business Day of each month during the Term, Boston Beer shall deliver to Diageo a report listing the quantity, date of production and type of Product for all Products held in inventory as of the end of the preceding month.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 6.2 Shipping
(a) Diageo shall provide Boston Beer with a weekly shipping forecast for the next four weeks shipping. Boston Beer shall use the forecast to ensure adequate staffing is available for loading the trucks.
(b) Boston Beer shall ship Products that meet the specifications set forth in the Brand Technical Manual, [ * ], in accordance with shipping orders delivered by Diageo to Boston Beer. Boston Beer shall only ship Products each day to the extent that the shipping orders for each Product do not exceed the scheduled and agreed to Product to be produced plus the inventory of that Product on hand net any reserved for open shipping orders not previously shipped. Dunnage or other special requests shall be charged to Diageo as used [*]. Diageo (or its third party logistics provider) shall deliver shipping orders (“Shipping Orders”) to Boston Beer at least three (3) Business Days prior to the scheduled shipping date specified on such order for shipments in the United States or to Canada and ten (10) Business Days for shipments to other countries. Shipping Orders shall state the time of pick-up, designated carrier and Product to be shipped. Such time of pick-up should be evenly distributed throughout the day. If Boston Beer receives a Shipping Order less than three (3) Business Days for shipments in the United States or to Canada, or ten (10) Business Days for shipments to other countries, prior to the scheduled shipping date specified on such order, the parties agree that if Boston Beer cannot meet such specified scheduled shipping date, Boston Beer shall promptly contact Diageo as to the length of any anticipated delay in complying with such order and shall use its reasonable best efforts to comply with such order as promptly as practicable, but in no event more than three (3) Business Days after receipt of a Shipping Order for shipments in the United States or to Canada, or ten (10) Business Days for shipments to other countries. Diageo shall provide Shipping Orders in a manner that each Business Day’s shipping requirement does not exceed [ * ] of Diageo’s weekly load shipping requirement. In the event that Diageo’s shipping requirement [ * ] of the weekly load shipping requirement and overtime is necessary to load shipments or requires shipping on non Business Days, Diageo shall be obligated to reimburse Boston Beer the overtime and double time up-charges defined in Schedule D for those loads shipped.
(c) Boston Beer shall make shipment of Products in accordance with Shipping Orders. Diageo shall not hold Boston Beer liable for carriers who do not show for load pickup and Diageo shall deal directly with the carrier to remedy the issue. Boston Beer shall consolidate shipments of Products with Diageo products from other locations in accordance with Diageo’s reasonable written requests, and Diageo shall reimburse Boston Beer for any agreed incremental costs due to such consolidation.
(d) Boston Beer shall process Shipping Orders and report shipping data to Diageo via SAP or comparable means in accordance with Schedule G.
Section 6.3 Inventory Counts
At least once each six month period commencing July 1 and ending December 31, and commencing January 1 and ending June 30, Boston Beer shall perform a physical inventory of all Ingredients, Packaging Materials and finished Case goods of Products in order to reconcile the book inventory to the physical inventory of such Ingredients, Packaging Materials and such finished Case goods of Products. Boston Beer shall notify Diageo at least thirty (30) Business Days prior to the date of such physical inventory and Diageo, at its option, may have Diageo’s auditors and representatives present at such physical inventory. If Diageo or the TTB require more frequent inventory counts, Diageo shall reimburse Boston Beer for any costs associated with the additional inventory counts.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 7
TERM AND TERMINATION
Section 7.1 Term
The term of this Agreement (the “Term”) shall commence on the Effective Date, and shall continue until [ * ], unless sooner terminated pursuant to Section 7.3 of this Agreement.
Section 7.2 Suspension Due to Force Majeure
In the event that performance by either Diageo or Boston Beer of its duties or obligations hereunder (excluding Diageo’s payment obligations hereunder) is interrupted or interfered with by reason of any cause beyond its reasonable control including, without limitation, fire, storm, flood, earthquake, explosion, war, riot, strike, lockout or other labor dispute or disruption, general interruption or delays in transportation or power supply, terrorist acts, act of God, boycott, embargo, shortage or unavailability of supplies or materials, (including, without limitation, water supplies and Ingredients) or governmental law, regulation or edict (collectively, the “Force Majeure Events”), the Party affected by such Force Majeure Event shall not be deemed to be in default of this Agreement by reason of its non-performance due to such Force Majeure Event, but shall (i) give notice to the other Party of the Force Majeure Event and (ii) use commercially reasonable efforts to resume performance of all its duties and obligations hereunder; provided, that nothing in this Section 7.2 shall be construed to require Boston Beer to allocate a greater proportion of its resources at the Lehigh Valley Brewery, including, without limitation, line capacity and staffing, to production of the Products than was required prior to the occurrence of such Force Majeure Event.
Section 7.3 Termination
(a) Diageo may terminate this Agreement for any reason whatsoever on not less than [ * ] prior written notice, effective at any time [ * ] after the Effective Date.
(b) Diageo may terminate this Agreement effective upon [ * ] prior written notice to Boston Beer in the event that Boston Beer is in default of any of its material obligations to provide services to blend, bottle, package and Ship the Products, which default continues for a period of [ * ] following receipt by Boston Beer of written notice from Diageo regarding such default. Boston Beer shall not be deemed to be in default of its obligations for purposes of this Section 7.3(b) if (i) such default is caused by Diageo or Diageo’s suppliers or (ii) Boston Beer is in good faith both seeking to correct the circumstances giving rise to its failure to provide services to blend, bottle, package and Ship the Products and fulfilling its obligations under Section 7.2 of this Agreement, to the extent applicable.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

(c) Boston Beer may terminate this Agreement upon [ * ] prior written notice to Diageo in the event that Diageo fails to pay when due any material amounts due hereunder and such failure has continued for [ * ] after written demand for payment was made by Boston Beer. If a payment dispute is subject to arbitration in accordance to the provisions of Section 5.2(d) and so long as Diageo pays any undisputed portion of such amounts and continues to pay other amounts owing under this Agreement in a timely manner, then Boston Beer shall not have the right to terminate this Agreement pursuant to this Section 7.3(c) until the dispute has been finally determined and Diageo has failed to pay the amounts finally determined to be owing to Boston Beer within [ * ] after such determination.
(d) Either Party may terminate this Agreement, effective immediately, in the event of the bankruptcy of the other Party.
Section 7.4 Consequences of Termination
Upon termination or expiration of this Agreement, Diageo shall promptly pay Boston Beer all unpaid invoices in full and all other unpaid amounts owing to Boston Beer pursuant to this Agreement. [ * ], Diageo shall take delivery of and promptly remove from the Lehigh Valley Brewery all Products (whether complete or in process), Ingredients and Packaging Materials, and purchase from Boston Beer any items that Boston Beer has reasonably procured for Diageo that Boston Beer does not use for Other Products. Boston Beer may charge Diageo for any out of pocket expenses or warehouse charges at the rates provided herein for Diageo’s failure to perform under this paragraph, including any costs Boston Beer incurs transferring such materials to offsite warehouses or storage facilities, and third party storage costs, provided that Boston Beer gives Diageo at least twenty-four hours notice of any arrangement to remove Diageo materials from the Lehigh Valley Brewery and Diageo has not given alternate instructions that can be implemented within the same time frame. Boston Beer shall use commercially reasonable efforts to minimize such costs upon termination. The termination rights described in this Article 7 shall be in addition to all other rights and remedies of the Parties.
Section 7.5 Survival
The following provisions of the Agreement shall survive any termination of this Agreement for a period of [ * ] thereafter: Article 8, Article 9, Article 10 and Article 13.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 8
RISK OF LOSS AND INDEMNIFICATION
Section 8.1 Title and Risk of Loss
Title to and risk of loss of all Ingredients and Packaging Materials shall remain with Diageo at all times. The risk of loss for the Products, in process and finished goods, shall be borne by Diageo.
Section 8.2 Diageo
Diageo agrees to indemnify, defend and hold Boston Beer and its Affiliates and their respective officers, directors, agents and representatives harmless from and against any Loss for bodily injury, death or property damage where such injury, death or damage is caused by: (i) any formulas, standards, specifications (including, without limitation, the Brand Technical Manual) or instructions furnished by Diageo to Boston Beer, (ii)  any Packaging Materials and Ingredients provided by or on behalf of Diageo, (iii) any sale, marketing or distribution of any Product, (iv) any defects in any such Product, (v) any misuse or abuse of any Product by a consumer of such Product, (vi) inherent properties and/or characteristics of the Products, including health and intoxicating effects of the Products, (vii) any material breach of this Agreement by Diageo or (viii) the willful misconduct or gross negligence of Diageo, its Affiliates, employees, agents or representatives, in each case except to the extent Losses result from Boston Beer’s material breach of its obligations pursuant to this Agreement.
Section 8.3 Boston Beer
Boston Beer agrees to indemnify and hold Diageo and its Affiliates and their respective officers, directors, agents and representatives harmless against any Loss for bodily injury, death or property damage where such injury, death or damage is caused by: (i) any services provided hereunder by or on behalf of Boston Beer, (ii) any material breach of this Agreement by Boston Beer, or (iii) the willful misconduct or gross negligence of Boston Beer, its Affiliates, employees, agents or representatives, in each case other than Losses caused by or relating to the matters described in clauses (i) through (viii) of Section 8.2.
Section 8.4 Limitation on Damages.
In no event shall Boston Beer or Diageo or any of their Affiliates or successors be liable under or relating to this Agreement (including under Section 8.2 or Section 8.3) for any consequential, incidental, indirect, special, punitive or exemplary damages or other Losses, or any damages or other Losses based on lost profits, lost sales or any similar theory of recovery, whether or not such Party has been made aware of the potential for any such liability.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 8.5 Conditions and Control of Defense
The foregoing indemnifications obligations are conditioned upon the Party claiming indemnification hereunder (the “Indemnified Party”) promptly furnishing the other Party (the “Indemnifying Party”) with written notice of each Loss for which indemnity is claimed and permitting the Indemnifying Party to assume control and/or the defense thereof at its sole cost and expense. The Indemnifying Party shall have [ * ] from the receipt of such notice to notify the Indemnified Party as to (a) whether or not the Indemnifying Party disputes the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand and (b) whether or not it desires to defend the Indemnified Party against such claim or demand; it being understood that if the Indemnifying Party fails to notify the Indemnified Party of whether or not it desires to defend the Indemnified Party against such claim or demand within such [ * ], then the Indemnified Party shall, upon written notice thereof to the Indemnifying Party ([ * ]), have the right to assume the defense of such claim or demand. The Indemnified Party shall not settle, compromise, or offer to settle or compromise, or make an admission of liability with respect to, a claim or demand. The Indemnifying Party shall not, without the prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld, settle, compromise or offer to settle or compromise any such claim or demand on a basis that would result in (i) the imposition of a consent order, injunction or decree that would restrict the future activity or conduct of the Indemnified Party or any of its Affiliates, or (ii) any monetary liability of the Indemnified Party that will not be paid or reimbursed by the Indemnifying Party. The Party handling any defense of any claim hereunder shall use its reasonable efforts in such defense. To the extent the Indemnifying Party shall direct, control or participate in the defense or settlement of any third party claim or demand, the Indemnified Party shall give the Indemnifying Party and its counsel access to, during normal business hours, the relevant business records and other documents, and shall permit them to consult with the employees and counsel of the Indemnified Party. If the Indemnifying Party assumes the defense with respect to any third party claim, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel reasonably acceptable to the Indemnifying Party, at the Indemnified Party’s sole expense.
Section 8.6 Product Recall
Diageo shall have the final decision as to whether a product withdrawal or recall shall be issued and the extent of such recall. In the event of any product withdrawal or product recall, Boston Beer shall use its best efforts to provide all such information set forth below in Section 11.3 to Diageo within two (2) hours of request (or within a reasonable amount of time not to exceed 24 hours during non-business hours, including weekends and holidays) by electronic format on Microsoft Excel spreadsheets as well as hard copy. Further, Boston Beer shall fully cooperate with Diageo in withdrawing/recalling the Products, passing along to Diageo all information known or suspected by Boston Beer to cause, or potentially cause, the withdrawal or recall of the Products, and passing along to Diageo any subsequent testing, whether internal or external, of the Products or subcomponent thereof relating to the withdrawal or recall for conformity, time being of the essence. Except as set forth in the following sentence, any cost incurred in connection with a recall of the Products shall be at Diageo’s expense; provided, that if a recall or withdrawal of any of the Products is caused by Boston Beer’s gross negligence or willful misconduct, including any Affiliate or subcontractor performing on behalf of Boston Beer, Boston Beer shall be responsible for its proportionate share, where Boston Beer’s share is equal to its contribution to the recall event, of costs associated with identifying, recalling and supplying replacement product within a reasonable lead-time at the time of the withdrawal or recall, provided that Boston Beer shall have an opportunity to discuss with Diageo the most cost effective method of such recall and any Product disposal, but Diageo’s decision shall be final.

[*]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 9
TRADEMARK AND KNOW-HOW; CONFIDENTIALITY
Section 9.1 Trademarks and Know-How
During the Term of this Agreement, Diageo grants to Boston Beer a non-exclusive, non-transferable, royalty-free license to use the Trademarks and Know-How solely to the extent needed to perform its obligations under and in accordance with the terms and conditions of this Agreement. Boston Beer understands and agrees that: (i) the Trademarks and Know-How are and shall be the property of Diageo and its Affiliates; (ii) except as otherwise expressly provided in this Section 9.1, neither Boston Beer nor any of its Affiliates shall acquire any right, title or interest in any of the Trademarks or Know-How or any related intellectual property or right; (iii) all use of the Trademarks and the goodwill associated therewith shall inure solely to the benefit of Diageo and its Affiliates; and (iv) Boston Beer shall have no right to sublicense the rights licensed to it in this Section 9.1 to any Person. Nothing in this Agreement shall be interpreted as restraining or prohibiting Boston Beer from using and operating the Lehigh Valley Brewery as configured and delivered at the Effective Date. If by operation of law or otherwise, Boston Beer or any of its Affiliates acquires any ownership rights in any of the Trademarks or Know-How by virtue of its activities pursuant to this Agreement, such rights shall automatically vest in, or if not legally possible, be assigned promptly upon request to, Diageo or one of its Affiliates. Boston Beer agrees to perform such commercially reasonable acts as Diageo may request, at Diageo’s expense, in order to protect or confirm Diageo’s interest in any of the Trademarks, Know-How, or any related intellectual property or right, including disclaiming in writing any interest in or ownership of such Trademarks, Know-How, or related intellectual property or right. Diageo will indemnify, defend and hold harmless Boston Beer from any claim of alleged infringement with respect to the Trademarks and Know-How brought by any party against Boston Beer or any of its Affiliates, agents, representatives or contractors, or other losses incurred by Boston Beer or any of its Affiliates, agents, representatives or contractors in connection with Boston Beer’s use of the Trademarks and Know-How in accordance with the terms and conditions of this Agreement, including, but not limited to, reasonable legal fees and expenses.
Section 9.2 Confidentiality
Except as otherwise required by applicable Laws: (a) each Party shall keep confidential all the terms of this Agreement; and (b) Boston Beer shall keep confidential all information regarding the Products, including the Know-How and Brand Technical Manual, and use such information only in accordance with the terms and conditions of this Agreement unless otherwise agreed to in advance in writing by Diageo.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 10
INSURANCE
Section 10.1 Coverage
During the Term Diageo and Boston Beer shall each maintain commercial general liability insurance, including product liability insurance, in an amount of not less than U.S. [ * ] each occurrence, including the Products produced at the Lehigh Valley Brewery.
Section 10.2 Additional Insured
The insurance policies referred to in Section 10.1 shall, with respect to that maintained by Boston Beer, name Diageo as an additional insured and, with respect to that being maintained by Diageo, name Boston Beer as an additional insured. Such insurance policies shall provide for at least thirty (30) days’ prior written notice to Diageo or Boston Beer, as the case may be, in the event of cancellation, material change or lapse or expiration of the policy. Each Party shall furnish the other, upon request, with a certificate of insurance evidencing the insurance required herein.
Section 10.3 Additional Insurance of Boston Beer
In addition to the above, Boston Beer shall, at it’s sole cost and expense, place in effect and maintain in full force and effect during the term of this Agreement the minimum insurance coverage described below. Insurance is to be maintained with insurers who have a Best’s Insurance Reports rating of no less than “A” and a financial size of no less than Class VII, and policies (including endorsements naming Diageo as an additional insured) shall be on an occurrence basis and otherwise shall be in form and substance satisfactory to Diageo. Certificates of insurance will be provided by Boston Beer to Diageo prior to the Term commencing and annually thereafter, which certificates shall provide that Boston Beer will not terminate or reduce the coverage without first giving Diageo at least (30) days prior written notice.
(a) Worker’s Compensation (in accordance with the statutory requirements of all applicable states in which Boston Beer’s employees reside and the state in which Boston Beer is domiciled), Occupational Diseases and Employers’ Liability Insurance with limits of not less than [ * ] per occurrence. The Worker’s Compensation Policy shall contain an all states endorsement or equivalent coverage, and waiver of subrogation in favor of Diageo.
(b) Automobile Liability for Bodily Injury and Property Damage with a minimum single limit of liability per accident of [ * ].
(c) Property and Casualty insurance policy insuring all property owned or leased by Boston Beer and used at the Lehigh Valley Brewery against all risks for its full insurable value including full Business Interruption and extra expense insurance coverage with limits and form to meet the needs of the business activity.
(d) Commercial Crime insurance, including Employee Dishonesty with a minimum limit of [ * ] per occurrence.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 10.4 Additional Insurance of Diageo
In addition to the above, Diageo shall, at it’s sole cost and expense, place in effect and maintain in full force and effect during the term of this Agreement the minimum insurance coverage described below. Insurance is to be maintained with insurers who have a Best’s Insurance Reports rating of no less than “A” and a financial size of no less than Class VII, and policies (including endorsements naming Boston Beer as an additional insured) shall be on an occurrence basis and otherwise shall be in form and substance satisfactory to Boston Beer. Certificates of insurance will be provided by Diageo to Boston Beer prior to the Term commencing and annually thereafter, which certificates shall provide that Diageo will not terminate or reduce the coverage without first giving Boston Beer at least (30) days prior written notice.
(a) Worker’s Compensation (in accordance with the statutory requirements of all applicable states in which Diageo’s employees reside and the state in which Diageo is domiciled), Occupational Diseases and Employers’ Liability Insurance with limits of not less than [ * ] per occurrence. The Worker’s Compensation Policy shall contain an all states endorsement or equivalent coverage, and waiver of subrogation in favor of Diageo.
(b) Property and Casualty insurance policy insuring all property owned or leased by Diageo and used at the Lehigh Valley Brewery against all risks for its full insurable value.
(c) Commercial Crime insurance, including Employee Dishonesty with a minimum limit of [ * ] per occurrence.
ARTICLE 11
RECORDS, REPORTING AND TRACEABILITY
Section 11.1 Records
Boston Beer and Diageo will work cooperatively to ensure that the information that Diageo requires to receive on the transactions at the Lehigh Valley Brewery are transferred to Diageo similar to other Diageo copack partners as outlined in Schedule G.
Section 11.2 Reports
Boston Beer shall prepare and submit any reports on behalf of Diageo under power of attorney, including without limitation TTB Forms 5000.24 and 5130.9, required by any Government Authority as a result of the Alternating Proprietorship. Any incremental administrative costs created from preparation and submission of any reports shall be paid by Diageo.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 11.3 Traceability
Boston Beer will maintain complete records of the Products produced at the Lehigh Valley Brewery and report such data to Diageo via SAP or comparable means in accordance with Schedule G , including quantities shipped, lot codes of each shipment, time and date of shipment, specific Lehigh Valley Brewery, specific equipment used (e.g. packaging line), dates and time of production for each lot, inventories on hand by lot code, plus any other detail as mutually agreed to by Diageo and Boston Beer (such agreement not to be unreasonably withheld), and will otherwise provide such information to Diageo upon its request. Complete and accurate records of all Ingredients used to make the Products shall be maintained at the Lehigh Valley Brewery. Boston Beer shall maintain all such records for each lot for three years after production. In addition, each bottle, outer carton, truck and rail car used for shipping the Products shall be individually marked to readily discern lot codes and production dates. Lot codes printed on containers shall conform to the Brand Technical Manual and other specifications agreed with Diageo. No other code-dating is acceptable unless agreed in writing with Diageo. Any Products packaged at the Lehigh Valley Brewery that do not meet the coding specification shall be notified to Diageo in writing within 24 hours of discovery.
ARTICLE 12
REPRESENTATIONS AND WARRANTIES
Each Party represents and warrants to the other Party as follows:
Section 12.1 Due Authorization
This Agreement and all agreements, instruments and documents herein provided to be executed or to be caused to be executed by such Party are duly authorized, executed and delivered by and are binding upon the same.
Section 12.2 Due Organization
Such Party is an entity, duly organized, validly existing and in good standing under the laws of the state of its formation and is duly authorized and qualified to do all things required of it under this Agreement and any agreement executed in connection with the matters herein contemplated.
Section 12.3 Other Agreements
Such Party has the capacity and authority to enter into and perform its obligations under this Agreement and nothing prohibits or restricts the right or ability of such Party to enter into this Agreement and carry out the terms hereof. Neither this Agreement nor any agreement, document or instrument executed or to be executed in connection with the same, nor anything provided in or contemplated by this Agreement or any other agreement, document or instrument, does now or shall hereafter breach, invalidate, cancel, make inoperative or interfere with, or result in the acceleration or maturity of, any contract, agreement, lease, easement, right or interest, affecting or relating to such Party.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

ARTICLE 13
MISCELLANEOUS
Section 13.1 Notices
All notices, consents, waivers and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is also mailed to such Party, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a Party may designate by notice to the other Party):
To Boston Beer:
Boston Beer Corporation
One Design Center Place, Suite 850
Boston, MA 02210
Attn: Legal Department
Telephone: (617) 368-5000
Fax: (617)368-5553
With a copy to:
Frederick H. Grein, Jr., Esq.
Nixon Peabody, LLP
100 Summer Street
Boston, MA 02110
Telephone: (617) 345-6117
Fax: (866) 369-4741
To Diageo:
Diageo North America, Inc.
801 Main Avenue
Norwalk, CT 06851
Attn: Tom Deskin
Telephone: (203) 229-8228
Fax: (203) 229-4999

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

With a copy to:
Diageo North America, Inc.
801 Main Avenue
Norwalk, CT 06851
Attn: Joseph Barry
Telephone: (203) 229-7124
Fax: (203) 229-8925
Section 13.2 Table of Contents and Headings
The table of contents of this Agreement and the underlined headings contained herein are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the interpretation hereof.
Section 13.3 Counterparts
This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.
Section 13.4 Governing Law
This Agreement shall be governed by the laws of the Commonwealth of Pennsylvania and the federal laws of the United States applicable therein without regard to principles of conflicts of law. Each Party hereto agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the transactions contained in or contemplated by this Agreement exclusively in Pennsylvania and in connection with claims arising under this Agreement or the transactions contained in or contemplated by this Agreement (i) irrevocably submits to the exclusive jurisdiction of Pennsylvania, (ii) waives any objection to laying venue in any such action or proceeding in Pennsylvania, (iii) waives any objection that Pennsylvania is an inconvenient forum or does not have jurisdiction over any Party hereto and (iv) agrees that service of process upon such Party in any such action or proceeding shall be effective if notice is given in accordance with Section 13.1 of this Agreement
Section 13.5 Successors and Assigns
This Agreement shall be binding upon the Parties hereto and their respective successors and assigns, if any, and, except as otherwise provided herein, shall inure to the benefit of the Parties hereto and their respective successors and assigns, if any. Except as otherwise permitted in this Agreement, neither Party hereto may assign any of its rights or delegate any of its obligations hereunder without the prior written consent of the other Party hereto, which consent may be granted or withheld in such other party’s sole discretion. Notwithstanding the foregoing, either Party, upon notice to the other, shall have the right to assign this Agreement to an Affiliate of such Party that agrees in writing to assume all of the obligations of such Party hereunder (it being understood that such assignment shall not relieve the assigning Party from its obligations under this Agreement).

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 13.6 Entire Agreement
This Agreement (including all Schedules hereto) contains the entire agreement between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral or written, between the Parties hereto with respect to the subject matter hereof.
Section 13.7 Waiver
No failure on the part of either Party hereto to exercise any power, right, privilege or remedy hereunder, and no delay on the part of either Party hereto in exercising any power, right, privilege or remedy hereunder, shall operate as a waiver thereof; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or any other power, right, privilege or remedy.
Section 13.8 Amendments.
This Agreement may not be amended, modified, altered or supplemented except by means of an agreement or other instrument executed on behalf of both of the Parties hereto; provided, however, that Diageo may reasonably amend or supplement Schedules B [Brand Technical Manual], C [Trademarks], H [KPIs] and J [Material Incident Report Policy] to this Agreement at any time upon written notice to Boston Beer; provided, that Diageo shall give Boston Beer reasonable notice of any such amendment or supplement to such Schedules and the Parties shall negotiate in good faith any appropriate adjustment to the Bottling Fee or the Repack Fee, which adjustment, if any, shall be based solely on demonstrated increases or decreases in Boston Beer’s actual costs in connection with such amendment or supplement. Boston Beer shall make all reasonable efforts to conform to any such amendments or supplements, but will not be deemed in default of this Agreement provided Boston Beer achieves the Lehigh Valley Standard; Diageo shall reimburse Boston Beer for any incremental costs incurred by Boston Beer in its efforts to meet the amendments or supplements.
Section 13.9 Parties in Interest
This Agreement is solely for the benefit of the Parties hereto and, to the extent specified herein, their Affiliates, and does not and is not intended to create any rights in favor of any other Person.
Section 13.10 Fees and Expenses
Except as otherwise provided herein, each Party hereto shall pay all fees, costs and expenses that it incurs in connection with the negotiation and preparation of this Agreement and in carrying out the transactions contemplated hereby (including, without limitation, all fees and expenses of its counsel and accountants).

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 13.11 Arbitration
Any controversy or claim arising out of or relating to this Agreement, or the breach hereof, with the exception of any claim for a temporary restraining order or preliminary or permanent injunctive relief to enjoin any breach or threatened breach hereof, shall be settled by arbitration to be conducted in Philadelphia, Pennsylvania in accordance with the rules of JAMS/Endispute, LLC (“JAMS”) applying the laws of Pennsylvania. The Parties agree that such arbitration shall be conducted by a retired judge, that discovery shall not be permitted except as required by the rules of JAMS and that no punitive or exemplary damages or damages based on lost profits shall be awarded. Any award rendered by the arbitrator shall be final and binding on the Parties, and judgment may be entered on it in any court of competent jurisdiction as otherwise provided by law. In the event of any such arbitration (including, without limitation, any arbitration relating to the interpretation or enforcement of this Agreement), the prevailing Party or Parties shall be entitled to recover from the other Party or Parties all reasonable attorneys’ fees incurred in connection therewith.
Section 13.12 Severability
The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or any circumstance, is invalid and unenforceable, the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.
Section 13.13 Interpretation
Each Party acknowledges that such Party, either directly or through such Party’s representatives, has participated in the drafting of this Agreement and any applicable rule of construction that ambiguities are to be resolved against the drafting Party shall not be applied in connection with the construction or interpretation of this Agreement.
Section 13.14 Relationship of Parties
Boston Beer shall act as an independent contractor and not as the agent or employee of Diageo in performing its obligations under this Agreement, and shall maintain complete control over its employees and all of its suppliers and contractors. Neither Boston Beer nor any of its employees shall in any respect act as an agent or employee of Diageo, and neither Diageo nor any of its employees shall in any respect act as an agent or employee of Boston Beer.
Section 13.15 Boston Beer Due Diligence Rights
Boston Beer has a 90 day due diligence period under the Contract of Sale. If during such due diligence, Boston Beer shall discover any material new facts that affects Boston Beer’s ability to economically perform under this agreement, then the Parties agree to meet to engage in good faith discussions to find mutually acceptable solutions to such problems, including potentially making revisions to this Agreement.

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Section 13.16 Non-Exclusive Nature of Agreement
(a) Nothing contained in this Agreement shall preclude Diageo from engaging any other brewer or production facility for the purpose of packaging, warehousing and shipping its Products.
(b) Diageo acknowledges that Boston Beer’s business includes brewing specialty malt beverage products, including products that may compete directly with, use the same ingredients as, and/or are of the same style as one or more of the Products.
IN WITNESS WHEREOF, the Parties have executed or caused this Agreement to be executed as of the date first written above.

BOSTON BEER CORPORATION
By:	/s/ MARTIN F. ROPER
	Name:	Martin F. Roper
	Title:	President & CEO

DIAGEO NORTH AMERICA, INC.
By:	/s/ JOSEPH BARRY
	Name:	Joseph Barry
	Title:	Vice President & Secretary

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule A
Products
“Products” means the malt beverage products listed below (brands, flavors, package size, configuration, and pallet configuration):
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule B
Brand Technical Manual
Brand Technical Manual to be attached hereto as Schedule B within 45 days of the execution of this Agreement.

Schedule C
Trademarks
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule D
Packaging Fee Schedule
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule E
Available Packaging Capacity
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule F
Available Warehouse Capacity
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule G
Provision to Diageo of Production/Shipping Information
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidential treatment.

Schedule H
Diageo KPIs
Performance Standards
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule I
Minimum Run Guidelines
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

Schedule J
Material Incident Report Policy
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT I
Confidentiality Agreement
Confidentiality Agreement
THIS CONFIDENTIALITY AGREEMENT (the “Agreement”) is made and entered into as of August _, 2006, by and between Diageo North America, Inc., a Connecticut corporation having its principal offices at 801 Main Avenue, Norwalk, CT 06851 (together with its subsidiaries and affiliates,“Diageo”), and Boston Beer Corporation, d/b/a The Boston Beer Company, a Massachusetts corporation having its principal offices at 75 Arlington Street, Boston, MA 02116 (together with its subsidiaries and affiliates, “Boston Beer”).
WHEREAS, Diageo is a producer of a wide variety of internationally-recognized branded spirits, wine and malt beverage products and has amassed information that it considers to be highly proprietary and confidential; and
WHEREAS, Boston Beer is a producer of beer products and has amassed information that it considers to be highly proprietary and confidential (said information of Boston Beer and said information of Diageo being referred to collectively herein as “Confidential Information”); and
WHEREAS Diageo and Boston Beer intend to discuss a potential transaction involving Diageo’s Lehigh, Pennsylvania facility and certain production agreements (the “Project”).
WHEREAS, evaluating the Project will necessitate the exchange of Confidential Information from one party to another, and each party recognizes the confidential and proprietary nature of the Confidential Information.
NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings of the parties as set forth below, the parties hereto have mutually agreed as follows:
I. CONFIDENTIAL INFORMATION
Confidential Information shall include confidential or proprietary information disclosed by one party to another orally, in writing or via electronic means, learned by a party through observation or examination of any documents, books, records, data, or products as provided or made available to it by the other party, or learned by a party through observation or examination of the other party’s places of business, research, and development facilities, plant and machinery, production facilities, process or procedures, in connection with the Project. The fact that the parties are discussing the Project shall constitute Confidential Information. Confidential Information shall not include information that:
a.	was known to the receiving party prior to disclosure;

b.	was publicly available at the time of the disclosure;

c.	subsequently becomes publicly available through no fault of the receiving party;

d.	is rightfully acquired from a third party who is not in breach of a confidential relationship to either party or with regard to such information, or

e.	is independently developed by one party or any of its affiliates without access to the other party’s Confidential Information.
II. OBLIGATION OF SECRECY
The parties agree that the Confidential Information disclosed or learned pursuant to this Agreement shall be retained in confidence as set forth in this Agreement. The receiving party shall not disclose the disclosing party’s Confidential Information to any unauthorized party without prior express written consent of the disclosing party or unless required by law or court order. If a party is required by law or court order to disclose Confidential Information of the other party, they shall give such party prompt notice of such requirement so that an appropriate protective order or other relief may be sought. Confidential Information will be used only in connection with discussions contemplated by this Agreement; no other use will be made of it by the receiving party, it being recognized that both parties have reserved all rights to their respective Confidential Information not expressly granted herein.
III. FURTHER OBLIGATION
Proper and appropriate steps shall be taken and maintained by the receiving party, at all times and no less rigorous than those taken to protect its own confidential and proprietary information, to protect the Confidential Information received. Each party agrees that it will disclose the other party’s Confidential Information only to such of its employees and advisers who have a need to know said information in order to carry out their respective responsibilities and only then to employees and advisers who have been advised of the confidential nature of the information and have agreed to accept the same obligation of secrecy. In the event of any threatened breach known to a party of the provisions of this Agreement by it or its employees or advisers, or in the event of any loss of, or inability to account for, Confidential Information, it will immediately notify the other party thereof and shall cooperate as reasonably requested by the other party to prevent or curtail such a threatened breach or to recover Confidential Information. At the termination of the Agreement or at any time upon demand, each party shall return or destroy all of the documents transferred to it in confidence and retain no copy or reproduction (whether held in electronic form or otherwise) thereof.
IV. PURPOSE OF AGREEMENT
The purpose of this Agreement is to address Confidential Information and not for the conception of intellectual property. No license or right is granted hereby to the receiving party, by implication or otherwise, with respect to or under any trademark, copyright, patent application, patent, or claims of patent of the disclosing party.

2

V. MODIFICATION
This Agreement may not be changed or modified except in writing signed by an officer of Diageo and by an authorized representative of Boston Beer.
VI. TERM AND TERMINATION
This Agreement shall be effective as of date hereof and shall terminate three (3) years from the date hereof.
VII. JURISDICTION; EQUITABLE RELIEF
This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut, USA, and the parties submit to the exclusive jurisdiction of the courts located in the Slate of Connecticut, USA in respect of all matters or things arising out of this Agreement. Each party acknowledges that any breach or threatened breach of the covenants contained in this Agreement would result in irreparable harm to the other party, and that money damages would not provide an adequate remedy to them. Therefore, each party agrees that the other party shall have the right and remedy, in addition to any other rights and remedies available at law or in equity, to have the covenants contained in this Agreement specifically enforced by any court of competent jurisdiction, including without limitation injunctions against violations, threatened or actual, of the covenants in this Agreement.
VIII. NO WAIVER
No failure or delay on the part of the disclosing party in exercising any right, power or privilege conferred by this Agreement shall operate as a waiver of that right, power or privilege, or of this Agreement as a whole. No single or partial exercise of any right, power or privilege shall preclude any further exercise of that right, power or privilege.
IX. ASSIGNMENT; NO AGENCY
There shall be no assignment of rights and obligations under this Agreement absent written agreement by the parties. No agency or partnership is intended to be formed by entering into this Agreement.

	Diageo North America, Inc.	Boston Beer Corporation

By:	/s/ Joseph Barry	By:	/s/ Martin F. Roper
Name:	Joseph Barry	Name:	Martin F. Roper
Title:	Secretary	Title:	President and CEO

3

EXHIBIT J
Solicitation of Key Employees
[ * ]

[ * ]	indicates that information has been omitted and filed separately with the Securities and Exchange Commission pursuant to a request for confidentiality treatment.

EXHIBIT K
Asset Listing

EXHIBIT L
Deed
Prepared by and Return to:
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: Frederick H. Grein, Jr., Esquire
DEED
THIS INDENTURE is made as of                     , 200___, between DIAGEO NORTH AMERICA, INC., f/k/a Guinness UDV North America, Inc., a Connecticut corporation, with an address at 801 Main Avenue, Norwalk, CT 06851 (“Grantor”), and BOSTON BEER CORPORATION, a Massachusetts corporation, with an address at One Design Center Place, Suite 850, Boston, MA 02210 (“Grantee”).
WITNESSETH, that the Grantor for and in consideration of the sum of [amount determined to be allocated to Land and Building in accordance with Section 2.6]                                          Dollars ($                                        ) lawful money of the United States of America, unto it well and truly paid by the Grantee at and before the sealing and delivery of these presents, the receipt whereof is hereby acknowledged, has granted, bargained, sold, aliened, enfeoffed, released and confirmed, and by these presents does grant, bargain, sell, alien, enfeoff, release and confirm unto the Grantee, its successors and assigns:
ALL THAT CERTAIN tract or parcel of land situated in the Township of Upper Macungie, County of Lehigh and Commonwealth of Pennsylvania, and described in Exhibit A attached hereto and made a part hereof;
TOGETHER with all and singular the buildings, improvements, ways, streets, alleys, passages, waters, watercourses, rights, liberties, privileges, hereditaments and appurtenances whatsoever thereunto belonging, or in any wise appertaining, and the reversions, remainders, rents, issues and profits thereof, and all the estate, right, title, interest, property, claim and demand whatsoever in and to the same and every part thereof;
UNDER AND SUBJECT to those matters set forth in Exhibit B attached hereto and made a part hereof;
UNDER AND SUBJECT to all coal and mining rights and waiver of damage, if any, as have been heretofore been excepted and reserved and/or sold and conveyed.
TO HAVE AND TO HOLD the said tract or parcel of land above described, with the buildings and improvements thereon erected, the hereditaments and premises hereby granted, or mentioned and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns, to and for the only proper use and behoof of the Grantee, its successors and assigns, forever, UNDER AND SUBJECT, as aforesaid;

AND the Grantor, for itself and its successors, does by these presents covenant, grant and agree, to and with the Grantee, its successors and assigns, that it the Grantor and its successors, all and singular the hereditaments and premises herein described and granted, or mentioned and intended so to be, with the appurtenances, unto the Grantee, its successors and assigns, against it the Grantor and its successors, and against all and every other person and persons whomsoever lawfully claiming or to claim the same or any part thereof, by, from or under it, them or any of them, shall and will warrant SPECIALLY and forever defend, UNDER AND SUBJECT as aforesaid.
THIS DOCUMENT MAY NOT SELL, CONVEY, TRANSFER, INCLUDE OR INSURE THE TITLE TO THE COAL AND RIGHT OF SUPPORT UNDERNEATH THE SURFACE LAND DESCRIBED OR REFERRED TO HEREIN, AND THE OWNER OR OWNERS OF SUCH COAL MAY HAVE THE COMPLETE LEGAL RIGHT TO REMOVE ALL OF SUCH COAL, AND, IN THAT CONNECTION, DAMAGE MAY RESULT TO THE SURFACE OF THE LAND AND ANY HOUSE, BUILDING OR OTHER STRUCTURE ON OR IN SUCH LAND. THE INCLUSION OF THIS NOTICE DOES NOT ENLARGE, RESTRICT OR MODIFY ANY LEGAL RIGHTS OR ESTATES OTHERWISE CREATED, TRANSFERRED, EXCEPTED OR RESERVED BY THIS INSTRUMENT.
THE GRANTOR HEREIN STATES THAT THE HEREINABOVE DESCRIBED PROPERTY IS NOT PRESENTLY BEING USED FOR THE DISPOSAL OF HAZARDOUS WASTE, NOR TO THE BEST OF HIS/HER/THEIR KNOWLEDGE, INFORMATION AND BELIEF HAS IT EVER BEEN USED FOR THE DISPOSAL OF BELIEF HAS IT EVER BEEN USED FOR THE DISPOSAL OF HAZARDOUS WASTE. THIS STATEMENT IS MADE IN COMPLIANCE WITH THE SOLID WASTER MANAGEMENT ACT, ACT OF JULY 7, 1980, P.L. 380, 35 P.S. § 6018.101 ET SEQ.
[REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

IN WITNESS WHEREOF the Grantor has caused this Deed to be duly executed the day and year first above written.

DIAGEO NORTH AMERICA, INC.
By:
Name:
Title:

STATE OF	:
: SS
COUNTY OF	:
On the ___ day of                     , 200___, before me, a Notary Public, the undersigned officer, personally appeared                                         , who acknowledged himself to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.
In witness whereof, I hereunto set my hand and official seal.
(NOTARIAL SEAL)

Notary Public
My Commission Expires:

Exhibit A to Deed
All that certain tract or piece of land, with the buildings and improvements thereon located in Upper Macungie Township, Lehigh County, Pennsylvania, bounded and described as follows:
Beginning at an iron pin (found), a property corner in the southwesterly line of lands now or formerly of Keystone Lodging ENT. L.P. (Deed recorded in Deed Book Volume 1692, at Page 920) and also being a northwesterly property corner of lands now or formerly of Minnesota Mining and Manufacturing Company (Deed recorded in Deed Book Volume 1468, at Page 834), and also being the most northwesterly corner of a variable width access easement over lands now or formerly of Minnesota Mining and Manufacturing Company, (easement recorded in Deed Book Volume 1455, at Page 1), said point being located the four following courses and distances from an iron pin (found) in the southeasterly right-of-way line at the westerly terminus of Upper Macungie Township Road 907, also known as Stroh Drive (100.00 feet wide) and being a northerly property corner of lands now or formerly of Minnesota Mining and Manufacturing Company (Deed recorded in Deed Book Volume 1468, at Page 834): (a) partially crossing the westerly terminus of Upper Macungie Township Road 907, crossing the easterly terminus of the variable width access easement, and along the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, N 24° 26’ 21” W 80.11 feet to a point on a curve in the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, and the northerly side of the variable width access easement; thence along the northerly property line of the lands now or formerly of Minnesota Mining and Manufacturing Company, and the northerly side of the variable width access easement, the three following courses and distances: (b) on a curve to the right having a radius of 542.96 feet (delta 43° 29’ 37”, tangent 216.58 feet, chord S 86° 52’ 33” W 402.34 feet) for an arc distance of 412.16 feet to a point of tangency, (c) N 71° 22’ 38” W 239.75 feet to a point, and (d) N 59° 46’ 17” W 165.85 feet to the beginning point of this description; thence (1) along the lands now or formerly of Minnesota Mining and Manufacturing Company, and crossing the westerly terminus of the variable width access easement, S 18° 37’ 22” W 149.99 feet to an iron pin (found) on a curve; thence continuing along the lands now or formerly of Minnesota Mining and Manufacturing Company the three following courses and distances: (2) on a curve to the left having a radius of 344.00 feet (delta 47° 02’ 55”, tangent 149.75 feet, chord S 82° 38’ 08” W 274.61 feet) for an arc distance of 282.48 feet to an iron pin (found) at a point of tangency, (3) S 59° 06’ 42” W 965.07 feet to an iron pin (found) at a point of curvature, and (4) on a curve to the right having a radius of 376.00 feet (delta 64° 00’ 55”, tangent 235.02 feet, chord N 88° 52’ 49” W 398.58 feet) for an arc distance of 420.10 feet to an iron pin (found); thence (5) continuing along the lands now or formerly of Minnesota Mining and Manufacturing Company and partially crossing former Upper Macungie Township Road 523B, also known as Fogel Road (33.00 feet wide), vacated by Upper Macungie Township Ordinance No. 1-95, S 59° 07’ 22” W 58.65 feet to a railroad spike (found) in line of lands now or formerly of the Great Spring Waters of America, Inc. (Deed recorded in Deed Book Volume 1542, at Page 786); thence (6) through former Upper Macungie Township Road 523B, as vacated by Township Ordinances No. 1-95 and No. 3-95, along the lands now or formerly of the Great Spring Waters of America, Inc., lands now or formerly of the PREFCO Fifteen Limited Partnership (Deed recorded in Deed Book Volume 1657, at Page 293), and partially crossing Pennsylvania State Route 0078, also known as Interstate Route 78, U.S. Route 22, and formerly known as L.R. 443 (variable width), N 30° 52’ 38 W (passing over an iron pin [found] in the southerly legal right-of-way line for limited access of Pennsylvania State Route

0078 at 1,900.00 feet) for a distance of 1,923.06 feet to a point in Pennsylvania State Route 0078; thence through Pennsylvania State Route 0078 the three following courses and distances: (7) N 5° 52’ 22” E 47.85 feet to a point, (8) N 50° 12’ 22” E 7.35 feet to a point, and (9) N 75° 05’ 17” E 1,461.57 feet to a point; thence (10) partially crossing Pennsylvania State Route 0078, along lands now or formerly of Lehigh County Industrial Development Authority (Deed recorded in Deed Book Volume 1375, at Page 978), S 37° 00’ 43” E (passing through an iron pipe [found] in the southerly legal right-of-way line for limited access of Pennsylvania State Route 0078 at 75.55 feet) for a distance of 1,666.24 feet to an iron pipe (found) in line of the aforementioned lands now or formerly of Keystone Lodging ENT. L.P.; thence (11) along the lands now or formerly of Keystone Lodging ENT. L.P., S 71° 22’ 38” E 167.00 feet to the point or place of beginning.
Containing approximately 69 Acres.
Being the same premises that Pabst Brewing Company, a Delaware corporation, conveyed unto Guinness UDV North America, Inc., a Connecticut corporation, now known as Diageo North America, Inc., a Connecticut corporation, by Deed dated 12/5/2001 and recorded 12/17/2001 in Lehigh County, Pennsylvania, in Deed Book Vol. 1700 page 1104, in fee.

Exhibit B to Deed
Permitted Encumbrances

DEED
DIAGEO NORTH AMERICA, INC., Grantor
to
BOSTON BEER CORPORATION, Grantee

Premises:	7880 Penn Drive
Township of Upper Macungie
County of Lehigh
Commonwealth of Pennsylvania
Return recorded document
to:
Nixon Peabody LLP
100 Summer Street
Boston, MA 02110
Attention: Frederick H. Grein, Jr., Esquire
I hereby certify that
the correct address of
the Grantee is:
One Design Center Place
Suite 850
Boston, MA 02210

By:
For Grantee

EXHIBIT M
Assignment and Assumption of Contracts
This Assignment and Assumption of Contracts (the “Assignment”) is entered into as of                     , 200___ by DIAGEO NORTH AMERICA, INC., a Connecticut corporation, with offices at 801 Main Avenue, Norwalk, CT 06851 (“Seller”), and BOSTON BEER CORPORATION, a Massachusetts corporation, with offices at One Design Center Place, Suite 850, Boston, MA 02210 (“Buyer”). For valuable consideration, the parties hereto, each intending to be legally bound and to bind their respective successors and assigns, hereby covenant and agree as follows.
1. Seller hereby assigns, transfers and sets over unto Buyer, and Buyer hereby accepts and assumes, all Seller’s rights, title and interest in and to those certain contracts, listed on Exhibit A attached hereto and made a part hereof (“Contracts”), which Contracts pertain to certain real property located at 7880 Penn Drive, Township of Upper Macungie, County of Lehigh and Commonwealth of Pennsylvania, which Seller has contemporaneously herewith conveyed unto Buyer.
2. Seller shall be responsible for the observance and performance of all its agreements and obligations under the Contracts arising prior to the date hereof. Buyer, and not Seller, shall be responsible for the observance and performance of all such agreements and obligations under the Contracts arising on or after the date hereof.
3. Seller shall defend, protect, indemnify and save harmless Buyer from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Buyer resulting from or relating to any failure by Seller to observe or perform any of its agreements or obligations under the Contracts prior to the date hereof.
4. Buyer shall defend, protect, indemnify and save harmless Seller from and against any and all liabilities, suits, actions, losses, damages, costs and expenses, including without limitation counsel fees, suffered or incurred by Seller resulting from or relating to any failure by Buyer to observe or perform any of its agreements or obligations under the Contracts on or after the date hereof.
[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Seller and Buyer have executed this Assignment as of the date first above written.

SELLER:	DIAGEO NORTH AMERICA, INC., a Connecticut corporation

By:
Name:
Title:

BUYER:	BOSTON BEER CORPORATION, a Massachusetts corporation

By:
Name:
Title:

Exhibit A to Assignment and Assumption of Contracts
Contracts